                                                                  EXHIBIT 4.1



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                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                         DATED AS OF SEPTEMBER 27, 1995


                                  BY AND AMONG


                             DELTA AIR LINES, INC.,


        EACH OF THE FINANCIAL INSTITUTIONS INITIALLY A SIGNATORY HERETO,
         TOGETHER WITH THOSE ASSIGNEES PURSUANT TO SECTION 12.6 HEREOF


                                      AND


                 NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION,
                                 AS AGENT BANK



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


                               TABLE OF CONTENTS

ARTICLE I.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1
         Section 1.1  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1
ARTICLE II.  AMOUNT AND TERMS OF CREDIT . . . . . . . . . . . . . . . . . . . . . . . . . .           8
         Section 2.1  Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           8
         Section 2.2  The Banks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           9
         Section 2.3  Increases in the Total Commitments of the Banks . . . . . . . . . . .           10
ARTICLE III.  THE LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           12
         Section 3.1  Syndicated Loans  . . . . . . . . . . . . . . . . . . . . . . . . . .           12
         Section 3.2  Notice and Place of Borrowing for Syndicated Loans  . . . . . . . . .           12
         Section 3.3  Competitive Bid Loans . . . . . . . . . . . . . . . . . . . . . . . .           13
         Section 3.4  The Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           16
         Section 3.5  Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           17
         Section 3.6  Place of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . .           18
         Section 3.7  Voluntary Prepayment  . . . . . . . . . . . . . . . . . . . . . . . .           18
         Section 3.8  Pro Rata Treatment  . . . . . . . . . . . . . . . . . . . . . . . . .           18
         Section 3.9  Initial Determination of Interest Rate and Conversion
                 of Loans Between Eurodollar Rate and Base Rate . . . . . . . . . . . . . .           19
         Section 3.10  Failure to Borrow  . . . . . . . . . . . . . . . . . . . . . . . . .           19
         Section 3.11  Commitment Fee . . . . . . . . . . . . . . . . . . . . . . . . . . .           20
         Section 3.12  Termination of Credit Facility . . . . . . . . . . . . . . . . . . .           21
         Section 3.13  Optional Reduction of Commitments  . . . . . . . . . . . . . . . . .           21
         Section 3.14  Substitution of Banks  . . . . . . . . . . . . . . . . . . . . . . .           22
         Section 3.15  Amendment Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . .           23
         Section 3.16  Capital Requirements . . . . . . . . . . . . . . . . . . . . . . . .           24
         Section 3.17  Mandatory Termination of Commitments Upon
                 Change in Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           25
         Section 3.18  Agent Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           25
         Section 3.19  Extension of Term of Credit Facility . . . . . . . . . . . . . . . .           25
ARTICLE IV.  LETTER OF CREDIT FACILITY  . . . . . . . . . . . . . . . . . . . . . . . . . .           26
         Section 4.1  Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . .           26
         Section 4.2  Method of Issuance of Letters of Credit . . . . . . . . . . . . . . .           28
         Section 4.3  Letter of Credit Fees . . . . . . . . . . . . . . . . . . . . . . . .           28
         Section 4.4  Letter of Credit Reimbursement  . . . . . . . . . . . . . . . . . . .           29
         Section 4.5  Letter of Credit Banks  . . . . . . . . . . . . . . . . . . . . . . .           31
         Section 4.6  ESOP Letter of Credit . . . . . . . . . . . . . . . . . . . . . . . .           32


ARTICLE V.  CONDITIONS TO EFFECTIVENESS OF AGREEMENT,
      FOR BORROWINGS AND ISSUANCE OF LETTERS OF CREDIT  . . . . . . . . . . . . . . . . . .           32
         Section 5.1  Effectiveness, Initial Borrowing and Issuance of
                 Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           32
         Section 5.2  All Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . .           34
ARTICLE VI.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . .           35
         Section 6.1  Organization; Standing, Etc.  . . . . . . . . . . . . . . . . . . . .           35
         Section 6.2  Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . .           35
         Section 6.3  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           35
         Section 6.4  Business; Status as Air Carrier . . . . . . . . . . . . . . . . . . .           35
         Section 6.5  Funded Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           36
         Section 6.6  Title to Properties, Etc. . . . . . . . . . . . . . . . . . . . . . .           36
         Section 6.7  Tax Returns and Payments  . . . . . . . . . . . . . . . . . . . . . .           36
         Section 6.8  Compliance With Other Instruments . . . . . . . . . . . . . . . . . .           36
         Section 6.9  Offering of Notes . . . . . . . . . . . . . . . . . . . . . . . . . .           37
         Section 6.10  Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . .           37
         Section 6.11  Governmental Regulation  . . . . . . . . . . . . . . . . . . . . . .           37
         Section 6.12  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . .           37
         Section 6.13  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           37
         Section 6.14  Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . .           37
ARTICLE VII.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .           38
         Section 7.1  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           38
         Section 7.2  Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . .           38
         Section 7.3  Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . .           38
         Section 7.4  Maintenance of Equipment  . . . . . . . . . . . . . . . . . . . . . .           39
         Section 7.5  Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           39
         Section 7.6  Security for Notes  . . . . . . . . . . . . . . . . . . . . . . . . .           39
         Section 7.7  Notice of Any Default or Event of Default . . . . . . . . . . . . . .           39
         Section 7.8  ERISA Reporting Requirements  . . . . . . . . . . . . . . . . . . . .           40
ARTICLE VIII.  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           40
         Section 8.1  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           40
         Section 8.2  Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           40
         Section 8.3  Mergers; Disposition of Assets  . . . . . . . . . . . . . . . . . . .           41
         Section 8.4  Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           41
ARTICLE IX.  DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           42
         Section 9.1  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . .           42
ARTICLE X.  YIELD PROTECTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           44
         Section 10.1  Increased Cost of Eurodollar Rate Loans  . . . . . . . . . . . . . .           44
         Section 10.2  Change of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . .           45


         Section 10.3  Funding Losses . . . . . . . . . . . . . . . . . . . . . . . . . . .           46
         Section 10.4  Increased Cost of Maintaining Letters of Credit  . . . . . . . . . .           46
         Section 10.5  Mandatory Repayment or Conversion on Certain Events  . . . . . . . .           47
         Section 10.6  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           47
ARTICLE XI.  THE AGENT BANK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           47
         Section 11.1  Authorization and Action . . . . . . . . . . . . . . . . . . . . . .           47
         Section 11.2  Agent Bank's Reliance, Etc.  . . . . . . . . . . . . . . . . . . . .           48
         Section 11.3  Agent Bank and Affiliates  . . . . . . . . . . . . . . . . . . . . .           48
         Section 11.4  Representations of the Banks . . . . . . . . . . . . . . . . . . . .           48
         Section 11.5  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . .           49
         Section 11.6  Right to Indemnity . . . . . . . . . . . . . . . . . . . . . . . . .           49
         Section 11.7  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . .           49
         Section 11.8  Successor Agent Bank . . . . . . . . . . . . . . . . . . . . . . . .           50
ARTICLE XII.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           50
         Section 12.1  Rights and Remedies  . . . . . . . . . . . . . . . . . . . . . . . .           50
         Section 12.2  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           51
         Section 12.3  Expenses, Indemnification, Etc.  . . . . . . . . . . . . . . . . . .           51
         Section 12.4  Amendments to this Agreement and the Notes . . . . . . . . . . . . .           53
         Section 12.5  Agreement as to Right of Set-off, Sharing of Losses  . . . . . . . .           54
         Section 12.6  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . .           54
         Section 12.7  Holidays . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           55
         Section 12.8  Law Governing  . . . . . . . . . . . . . . . . . . . . . . . . . . .           55
         Section 12.9  Disclosure to Other Persons  . . . . . . . . . . . . . . . . . . . .           55
         Section 12.10  Execution and Effective Date  . . . . . . . . . . . . . . . . . . .           55
         Section 12.11  Representation of Banks . . . . . . . . . . . . . . . . . . . . . .           55
         Section 12.12  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . .           56
         Section 12.13  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .           56

Exhibit A-1      Form of Syndicated Note
Exhibit A-2      Form of Competitive Bid Note
Exhibit B        Form of Notice of Increased Commitment
Exhibit C-1      Form of Notice and Agreement Regarding Addition of Bank
Exhibit C-2      Form of Agreement of Existing Bank to Replace Replaced Bank
Exhibit D        Form of Assignment and Assumption Agreement
Exhibit E        Form of Competitive Bid Quote Confirmation
Exhibit F        Form of Acceptance of Competitive Bid Quotes

Schedule I       Funded Debt of the Company
Schedule II      Subsidiaries of the Company
Schedule III     Certain Excluded Guaranty Liabilities


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

         THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of September 27, 1995 (this "Agreement") by and among DELTA AIR LINES, INC., a corporation organized under the laws of the State of Delaware (the "Company"), each of the financial institutions initially a signatory hereto together with those assignees pursuant to Section 12.6 hereof (collectively, the "Banks" and each individually, a "Bank") and NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION, in its capacity as agent for the Banks (the "Agent Bank").

         WHEREAS, the Company, certain of the Banks and The Citizens and Southern National Bank, as predecessor to the Agent Bank entered into that certain Credit Agreement dated as of April 1, 1989 (the "1989 Agreement");

         WHEREAS, the Company, certain of the Banks and the Agent Bank entered into that certain Amended and Restated Credit Agreement dated as of December 4, 1992 (as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of June 4, 1993, the "1992 Agreement");

         WHEREAS, the parties hereto desire to amend and restate the 1992 Agreement in its entirety on the terms and conditions set forth herein;

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto hereby agree to amend and restate the 1992 Agreement in its entirety as follows:

ARTICLE I.  DEFINITIONS

         Section 1.1. Definitions. In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

         "Absolute Rate" shall have the meaning assigned to such term in
Section 3.3(c)(ii)(C) hereof.

         "Agent Bank" shall mean NationsBank of Georgia, National Association in its capacity as agent for the Banks; provided, however, that if NationsBank of Georgia, National Association shall have resigned or been removed as Agent Bank, then "Agent Bank" shall mean the bank selected as Agent Bank pursuant to the provisions of Section 11.8 hereof.

         "Applicable Margin" shall mean, as of any date of determination, the percentage rate set forth below for each type of Loan corresponding to the long term senior unsecured debt rating of the Company, as rated by S&P (the "S&P Rating") and Moody's (the "Moody's Rating"; each of the S&P Rating and the Moody's Rating referred to herein as a "Rating"):

             LONG TERM SENIOR UNSECURED DEBT        APPLICABLE MARGIN FOR      APPLICABLE MARGIN FOR BASE
LEVEL             RATING OF THE COMPANY             EURODOLLAR RATE LOANS              RATE LOANS
                      (S&P/MOODY'S)
---------------------------------------------------------------------------------------------------------
  1            A- or higher or A3 or higher                0.30%                        0%
  2            BBB+ or Baa1                                0.375%                       0%
  3            BBB or Baa2                                 0.50%                        0%
  4            BBB- or Baa3                                0.625%                       0%
  5            BB+ or Ba1                                  0.875%                       0%
  6            BB and Ba2                                  1.125%                       0%
  7            BB- or lower or Ba3 or lower                1.50%                        0.25%

         The Agent Bank shall determine the Applicable Margin from time to time in accordance with the above table and notify the Company and the Banks of such determination from time to time. In the event the S&P Rating and the Moody's Rating correspond to different levels on the above table resulting in different Applicable Margin determinations, the following provisions shall apply. In the event: (i) the S&P Rating and the Moody's Rating differ by one level and (ii) each such Rating is in one of the levels between levels 1 and 6, inclusive, the Applicable Margin shall be that corresponding to the higher Rating. For example, an "A-" S&P Rating and a "Baa1" Moody's Rating would result in an Applicable Margin for Eurodollar Rate Loans equal to 0.30%. In the event the S&P Rating and the Moody's Rating differ by two levels, the Applicable Margin shall be that corresponding to that level which is in between the two applicable levels. For example, a "BBB+" S&P Rating and a "Baa3" Moody's Rating would result in an Applicable Margin for Eurodollar Rate Loans equal to 0.50%. In the event the S&P Rating and the Moody's Rating differ by more than two levels, the Applicable Margin shall be that corresponding to the level immediately above the lower of such Ratings. For example, an "A-" S&P Rating and a "Baa3" Moody's Rating would result in an Applicable Margin for Eurodollar Rate Loans equal to 0.50%. In the event: (i) the S&P Rating and the Moody's Rating correspond to different levels and (ii) both such Ratings are below level 5 (i.e. level 6 or level 7), then the Applicable Margin shall be that corresponding to the lower of such Ratings. For example, a "BB" S&P Rating and a "Ba3" Moody's Rating would result in an Applicable Margin for Eurodollar Rate Loans equal to 1.50%.

         In the event only one rating agency exists or continues rating the Company's long term senior unsecured debt, such agency's rating shall be used for purposes of the above table. In the event: (i) neither agency exists or continues rating the Company's long term senior unsecured debt or (ii) the Company no longer has any outstanding long term senior unsecured debt to be rated, the Applicable Margin for the first 90 days after such occurrence shall be the Applicable Margin in effect as determined using the above immediately prior to such occurrence. During such 90-day period, the Agent Bank and the Company shall negotiate in good faith to agree upon a new pricing grid or other appropriate pricing terms. Any such new grid or pricing terms shall be approved by the Majority Banks. In the event the Agent Bank, the Company and Majority Banks cannot agree upon such new pricing grid or pricing terms by the end of such 90-day period, the Applicable Margin shall be that corresponding to level 5 of the above table for the remainder of the term of the Agreement.

         Any necessary adjustment in the Applicable Margin pursuant to the terms hereof shall become effective immediately upon any change in a Rating.

         "Available Commitment" shall mean, on any date, the Total Commitments of the Banks in effect on such date minus the sum of: (i) the aggregate Stated Amount of Letters of Credit outstanding on such date, (ii) the aggregate outstanding principal amount of Syndicated Loans on such date, (iii) the aggregate outstanding principal amount of Competitive Bid Loans on such date, and (iv) any Reimbursement Obligations unpaid on such date (other than any such Reimbursement Obligations to be paid on such date with the proceeds of a Syndicated Loan).

         "Base Rate" shall mean the rate per annum which is the Prime Rate in effect from time to time at a majority of the Reference Banks (or if no two of such Banks have the same Prime Rate in effect, the Prime Rate in effect at such Bank whose Prime Rate is neither the highest nor the lowest) plus the Applicable Margin.

         "Base Rate Loan" shall mean any Syndicated Loan which bears interest at the Base Rate.

         "Business Day" shall mean any day during which the Main Office of the Agent Bank is scheduled to be open for the conduct of its banking business and during which national banking associations located in New York, New York and Charlotte, North Carolina are open for the conduct of banking business.

         "Commitment" shall have the meaning set forth in Section 2.1 hereof.

         "Commitment Fee" shall mean the fee required to be paid to the Agent Bank, for the account of the Banks, by the Company pursuant to Section 3.11 hereof.

         "Competitive Bid Loan" shall mean any Loan which bears interest at the Absolute Rate.

         "Competitive Bid Quote" shall mean an offer in accordance with Section
3.3 hereof by a Bank to make a Competitive Bid Loan with one single specified interest rate.

         "Competitive Bid Quote Request" shall have the meaning assigned to such term in Section 3.3(b) hereof.

         "Convertible Subordinated Debt" shall mean any debt of the Company convertible into shares of any or all classes of stock of the Company and containing, or issued under agreements or indentures containing, provisions effectively subordinating the same to the debt created by this Agreement.

         "Credit Facility" shall mean the credit facility extended to the Company by the Banks pursuant hereto.

         "Current Debt" shall mean any obligation for borrowed money (including notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money) payable on demand or within a period of one year from the date of the creation thereof.

         "Default" means any of the events specified in paragraphs (a) through
(h) of Section 9.1 hereof, whether or not there has been satisfied any requirement for giving of notice, lapse of time or the happening of any other condition.

         "Dollar" and "$" shall mean lawful money of the United States of America.

         "Drawing" shall mean a drawing by a beneficiary under a Letter of Credit.

         "Effective Date" shall mean the date upon which: (i) all of the conditions of Section 5.1 hereof have been satisfied and (ii) the Company has paid to each Bank the amendment fee required by Section 3.15 hereof.

         "Equity" shall mean the sum of: (i) the par value (or value stated on the books of the Company) of the capital stock of all classes of the Company (other than the Company's Series B ESOP Convertible Preferred Stock), (ii) the amount of additional paid-in capital and reinvested earnings of the Company,
(iii) the amount of taxes deferred and unamortized investment tax credits under Sections 167 and 168 of the Internal Revenue Code or similar provisions of any applicable tax law and carried on the balance sheet under those captions, (iv) the amount of any gain on the sale and leaseback of assets which is deferred pursuant to generally accepted accounting principles, (v) the principal amount of any Convertible Subordinated Debt outstanding, (vi) the amount of any postretirement benefits (other than pensions) of the Company accrued in accordance with the Statement of Financial Accounting Standards No. 106 (Financial Accounting Standards Board 1990) and generally accepted accounting principles and classified as long term liabilities on the balance sheet of the Company, and (vii) the difference between (a) the stated and liquidation value of the Company's Series B ESOP Convertible Preferred Stock and (b) the unearned compensation under the Company's employee stock ownership plan; minus (viii) the unrealized loss on noncurrent marketable equity securities, net of any deferred tax benefits, and minus (ix) treasury stock at cost.

         "ESOP Letter of Credit" shall mean that certain Irrevocable Direct-Pay Letter of Credit No. SA846D1093 dated August 12, 1993 issued by NationsBank of Georgia,

National Association, for the account of the Company, as amended, and having, as of the date hereof, a Stated Amount equal to $470,247,824.46 or any Letter of Credit issued hereunder which replaces the existing ESOP Letter of Credit.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

         "Eurodollar Business Day" shall mean any day on which banks are scheduled to be open for business and quoting interest rates for Dollar deposits on the London interbank market and which is also a Business Day.

         "Eurodollar Lending Office" shall mean with respect to each Bank the office of such Bank identified as such from time to time to the Agent Bank and the Company as the office of such Bank or of its affiliate at which the Eurodollar Rate Loans held by such Bank are to be maintained.

         "Eurodollar Rate" shall mean a rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) determined by Agent Bank pursuant to the following formula:

                 Eurodollar Rate = LIBOR plus Applicable Margin.

"LIBOR" shall mean, with respect to any Interest Period for Eurodollar Rate Loans, the offered rate in the London interbank market for deposits in United States dollars of amounts equal or comparable to the principal amount of such Eurodollar Rate Loan offered for a term comparable to such Interest Period, as currently shown on the Reuters Screen LIBO page as of 11:00 a.m., GMT, two Eurodollar Business Days prior to the first day of such Interest Period; provided, however, that (A) if more than one offered rate as described above appears on the Reuters Screen LIBO page, the rate used to determine LIBOR will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100 of 1%) of such offered rates, or (B) if no such offered rates appear, the rate used for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100 of 1% ) of rates quoted by the Reference Banks at approximately 10:00 a.m., New York time, two Eurodollar Business Days prior to the first day of such Interest Period for deposits in United States dollars offered to leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Eurodollar Rate Loans. If the Agent Bank ceases to use the Reuters Screen LIBO page for determining interest rates based on eurodollar deposit rates, a comparable internationally recognized interest rate reporting service shall be used to determine such offered rates.

         "Eurodollar Rate Loan" shall mean any Syndicated Loan which bears interest at the Eurodollar Rate.

         "Event of Default" means any one of the events specified in paragraphs
(a) through (h) of Section 9.1 hereof, provided that any requirement for notice or lapse of time or other condition contained therein has been satisfied.

         "Funded Debt" shall mean any obligation for borrowed money or the deferred purchase price of property, or any obligation arising under a capital lease, other than Convertible Subordinated Debt, payable more than one year from the date of the creation thereof which, under generally accepted accounting principles in effect from time to time, is shown on the balance sheet of the obligor as a liability; provided that any obligation shall be treated as Funded Debt, regardless of its term, if such obligation is renewable pursuant to the terms thereof or of a revolving credit or similar agreement effective for more than one (1) year after the date of the creation of such obligation or may be payable out of the proceeds of a similar obligation pursuant to the terms of such obligation or of any such agreement.

         "Immediate Replacement Event" shall mean a change in any law, rule, or regulation, or any change in the interpretation or administration thereof, or, a new law, rule, or regulation, having any of the consequences specified in
Section 10.1 hereof.

         "Interest Period" means (i) for each Eurodollar Rate Loan, the period beginning on the date of such Loan or conversion thereof or on the last day of an immediately preceding Interest Period for such Loan and ending one, two, three, or six months later, as specified in the notice given by the Company to the Agent Bank; provided, however, that if the last day of any Interest Period would fall on a day which is not a Eurodollar Business Day that Interest Period shall be extended to the next succeeding day which is a Eurodollar Business Day, unless the result of such extension should be to carry such Interest Period to the next succeeding calendar month in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day, further provided that any Interest Period that would extend beyond the Termination Date shall end on such date and (ii) for each Competitive Bid Loan, the period beginning on the date of borrowing of such Competitive Bid Loan and ending on such Business Day as may be mutually agreed upon by the Company and the Bank or Banks making such Competitive Bid Loan or Loans, as the case may be, comprising such Competitive Bid Loan; provided, however, that (i) no Competitive Bid Loan shall have an Interest Period greater than 180 days and (ii) any Interest Period that would extend beyond the Termination Date shall end on such date.

         "Interest Rate" shall mean:

         (a)     With respect to a Competitive Bid Loan, the Absolute Rate;

         (b)     With respect to a Eurodollar Rate Loan, the Eurodollar Rate;
                 and

         (c)     With respect to a Base Rate Loan, the Base Rate.

         "L/C Commitment Amount" shall mean $700,000,000; provided, however, that if the ESOP Letter of Credit shall, for any reason, have been cancelled or terminated or otherwise is no longer outstanding, the L/C Commitment Amount shall be automatically, immediately and permanently reduced to $500,000,000.

         "Letter of Credit Banks" shall mean NationsBank of Georgia, National Association or any other Bank under this Agreement approved by the Company that agrees, pursuant to documentation in form and substance satisfactory to the Agent Bank and the Company, to issue Letters of Credit hereunder.

         "Loans" shall mean, collectively, the Syndicated Loans and the Competitive Bid Loans.

         "Main Office" of the Agent Bank shall be NationsBank of Georgia, National Association, 600 Peachtree Street, Atlanta, Georgia.

         "Majority Banks" shall mean, as of any date, Banks on such date having Credit Exposures (as defined below) aggregating at least 51% of the aggregate Credit Exposures of all the Banks on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Bank shall be equal to:
(i) prior to the occurrence of an Event of Default and the acceleration of the Loans pursuant to the terms hereof, the aggregate principal amount of the Syndicated Loans owing to such Bank plus the unutilized amount of such Bank's Commitment and (ii) after an Event of Default has occurred and the Loans have been accelerated pursuant to the terms hereof, the aggregate principal amount of Syndicated Loans and Competitive Bid Loans owing to such Bank plus the unutilized amount of such Bank's Commitment.

         "Moody's" shall mean Moody's Investors Services, Inc.

         "Moody's Rating" has the meaning set forth in the definition of Applicable Margin.

         "Notes" shall have the meaning set forth in Section 3.4 hereof.

         "Officer's Certificate" shall mean a certificate signed by the Chairman of the Board, the President, or a principal financial officer of the Company.

         "Orderly Replacement Event" shall mean as to any Eurodollar Rate Loan, the determination by the Agent Bank not later than two (2) Eurodollar Business Days prior to the first day of any Interest Period that: (a) for any reason whatsoever rates are not quoted for the offering of Dollars in the London interbank market for deposit for a period comparable to such Interest Period; or (b) the quoted rate for purposes of computing the rate of interest on the Eurodollar Rate Loan does not accurately reflect the funding cost to the Banks of making or maintaining such Loans.

         "Person" shall mean and include an individual, a partnership, a joint venture, an estate, a corporation, a trust, an unincorporated organization, a limited liability company, and a government or any department or agency or political subdivision thereof.

         "Prime Rate" shall mean, for any day, the rate which is quoted by each Reference Bank as the respective bank's prime, reference, base, or alternate base rate, as the case may be. The Company acknowledges that the Prime Rate of any Reference Bank may not be the lowest or best interest rate offered by such Reference Bank to its customers.

         "Rating" has the meaning set forth in the definition of Applicable Margin.

         "Reference Banks" means Citibank, N.A., Bank of America National Trust and Savings Association and the Agent Bank, and each of their respective successors and assigns.

         "Reimbursement Obligation" shall mean the obligation of the Company to reimburse the Agent Bank for any Drawing pursuant to Section 4.4 hereof.

         "Required Number" shall mean in the case of notices relating to Syndicated Loans hereunder to the Agent Bank: (a) relative to borrowings, prepayments, elections of, and conversions into, the Eurodollar Rate, selections of Interest Periods and other transactions in respect of Eurodollar Rate Loans, not less than three (3) Eurodollar Business Days; and (b) relative to all transactions in respect to Base Rate Loans, not less than one Business Day.

         "S&P" shall mean Standard & Poor's Ratings Services.

         "S&P Rating" has the meaning set forth in the definition of Applicable Margin.

         "Stated Amount" shall mean the amount available to be drawn by a beneficiary under a Letter of Credit outstanding under this Agreement (including the ESOP Letter of Credit) from time to time, as such amount may be increased or reduced from time to time in accordance with the terms of such Letter of Credit.

         "Subsidiary" shall mean any corporation, association or other business entity, a majority (by number of votes) of the outstanding stock or other ownership interest of which is, at the time at which any determination is being made, owned by the Company either directly or through Subsidiaries.

         "Syndicated Loan" shall mean, collectively, the Eurodollar Rate Loans and the Base Rate Loans.

         "Termination Date" shall mean September 26, 2000 (or the date to which the Credit Facility has been extended pursuant to Section 3.19 hereof) unless the Credit Facility is earlier terminated pursuant to the applicable provisions of this Agreement.

         "Total Commitments of the Banks" shall have the meaning set forth in
Section 2.1 hereof.

ARTICLE II.  AMOUNT AND TERMS OF CREDIT

          Section 2.1 Commitment. Each Bank severally agrees to extend credit to the Company at any time and from time to time from the date hereof until the Termination Date in the manner and upon, and subject to, the terms and conditions hereinafter set forth up to an amount at any one time outstanding equal to such Bank's Commitment as set forth in Section 2.2 hereof, as such Commitment may be adjusted from time to time in accordance with the terms of this Agreement; provided, however, that any Loan made hereunder shall not exceed the Available Commitment in effect at such time. The participation of each Bank in the Credit Facility shall consist of each such Bank's respective Commitment as stated opposite such Bank's name in Section 2.2 hereof as such Commitment may be adjusted from time to time in accordance with the terms of this Agreement. The obligation of each Bank to make Syndicated Loans to the Company, and to participate in the Reimbursement Obligations with respect to Letters of Credit issued hereunder, is hereby referred to as the Bank's "Commitment" and collectively as the "Total Commitments of the Banks".

         Section 2.2  The Banks.

                          BANK                                       COMMITMENT
                          ----                                       ----------
 AGENT

      NationsBank of Georgia, National Association                  $105,000,000

 MANAGING AGENTS

      Bank of America, National Trust and
         Savings Association                                          75,000,000
      The Chase Manhattan Bank, N.A.                                  75,000,000
      Citicorp USA, Inc.                                              75,000,000
      CIBC Inc.                                                       75,000,000
      Royal Bank of Canada                                            75,000,000

 CO-AGENTS

      Credit Suisse                                                   50,000,000
      The Industrial Bank of Japan, Limited, Atlanta Agency           50,000,000
      LTCB Trust Company                                              50,000,000
      Mitsubishi Trust & Banking Corporation                          50,000,000

      National Westminster Bank PLC                                   50,000,000
      Trust Company Bank                                              50,000,000

 PARTICIPANTS

      The Bank of Tokyo Trust Company                                 27,500,000
      Bayerische Vereinsbank AG, New York Branch                      27,500,000
      Chemical Bank                                                   27,500,000
      Kredietbank N.V.                                                27,500,000
      Morgan Guaranty Trust Company of New York                       27,500,000
      NBD Bank                                                        27,500,000
      Wachovia Bank of Georgia, N.A.                                  27,500,000
      The Sanwa Bank, Limited                                         27,500,000
      The Bank of New York                                            20,000,000
      Bank of Montreal                                                20,000,000
      The Bank of Nova Scotia                                         20,000,000
      Credit Lyonnais Cayman Islands Branch                           20,000,000
      The Dai-Ichi Kangyo Bank, Ltd.                                  20,000,000
      The Fuji Bank, Limited                                          20,000,000
      The Mitsubishi Bank, Limited                                    20,000,000
      The Northern Trust Company                                      20,000,000
      PNC Bank, National Association                                  20,000,000
      The Sumitomo Bank, Limited, Atlanta Agency                      20,000,000
      The Tokai Bank, Ltd.                                            20,000,000
      The Toyo Trust & Banking Co., Ltd.                              20,000,000
      Star Bank, N.A.                                                 10,000,000
                                                                      ----------

         Total Commitments of the Banks                             $1,250,000,000

         Section 2.3  Increases in the Total Commitments of the Banks.

         (a) The Company, the Agent Bank, the Letter of Credit Banks and the Banks acknowledge and agree that the aggregate principal amount of the Total Commitments of the Banks may be increased from time to time in accordance with this Section 2.3. So long as no Event of Default then exists or would be caused thereby, the Total Commitments of the Banks may be increased by up to $250,000,000 from that in existence on the Effective Date at any time with the prior written consent of the Agent Bank, which will not be unreasonably withheld. So long as no Event of Default then exists or would be caused thereby, the Total Commitments of the Banks may be increased by up to $500,000,000 from that in existence on the Effective Date, with the prior written consent of the Agent Bank and the Majority Banks. Any increase in the Total Commitments of the Banks beyond the parameters set forth above or other than as expressly permitted by this Section 2.3 shall require the prior written consent of the Agent Bank and each of the Banks. No increase in the Total Commitments of the Banks pursuant to this Section 2.3 shall effect an increase in the aggregate dollar amount of the

Commitment of any Bank hereunder other than as a result of an express written agreement between the Company and such Bank.

         (b) Any increase in the Total Commitments of the Banks contemplated by paragraph (a) above may be effected as a result of an agreement by any Bank hereunder to increase the Commitment of such Bank hereunder, provided that the following conditions are satisfied:

                 (i) The Bank which has agreed to increase its Commitment hereunder and the Company and such Bank shall jointly notify the Agent Bank, in writing, of (A) the agreement of such Bank to increase its Commitment hereunder, (B) the aggregate principal amount of the increase in such Bank's Commitment and (C) the effective date of such agreement, which notice shall be substantially in the form of Exhibit B attached hereto; and

                 (ii) The Company shall execute and deliver to such Bank a new Note to the order of such Bank in an original principal amount equal to the aggregate principal amount of the increase in such Bank's Commitment hereunder.

         (c) Any increase in the Total Commitments of the Banks contemplated by paragraph (a) above may also be effected as a result of an agreement by a financial institution which is not then a Bank hereunder to become a Bank hereunder, provided that the following conditions are satisfied prior to or contemporaneously with the effectiveness of the increase in the Total Commitments of the Banks:

                 (i) The financial institution which has agreed to become a Bank hereunder shall execute and deliver to the Agent Bank, for itself and on behalf of the Banks, an agreement to assume the rights and obligations of a Bank hereunder and to accept and ratify, in full, the terms of this Agreement, which agreement shall set forth (A) the aggregate principal amount of such institution's Commitment hereunder,
         (B) the effective date of such agreement and (C) such institution's address for notices pursuant to Section 12.2 hereof, and which agreement shall be substantially in the form of Exhibit C-1 attached hereto, and which shall be acknowledged and agreed to by the Company; and

                 (ii) the Company shall execute and deliver to such institution a Note to the order of such institution in an original principal amount equal to the aggregate principal amount of such institution's Commitment hereunder.

Upon the Agent Bank's receipt of the items described in clause (c)(i) above, together with any other agreement, amendment or other document which the Agent Bank deems necessary to implement the intent and terms of this Section 2.3 (all of which shall be in form and substance satisfactory to the Agent Bank), such financial institution shall thereupon and thereafter be deemed to be a Bank for all purposes hereunder.

         (d) The amount of the Total Commitments of the Banks hereunder shall be deemed to be increased (i) by the aggregate principal amount by which any existing Bank hereunder increases its Commitment hereunder in accordance with Section 2.3(b) above, and (ii) by the aggregate principal amount of any Commitment hereunder by any new financial institution in accordance with
Section 2.3(c) hereof. Simultaneously with any increase in the Total Commitments of the Banks pursuant to, and in accordance with, this Section 2.3, the respective pro rata share of the Banks (including any new Banks) of the Total Commitments of the Banks shall be deemed to be automatically adjusted to reflect the increase in the amount of the Total Commitments of the Banks and the Agent Bank shall notify the Banks of such increase and of each Bank's new pro rata share hereunder.

         (e) Any increase in the Total Commitments of the Banks hereunder shall not affect any other term or condition of this Agreement. However, any such increase in the Total Commitments of the Banks shall cause a reallocation of each Bank's pro rata share of each Syndicated Loan and/or each Letter of Credit outstanding on the effective date of such increase. Such reallocation shall be accomplished by a payment to the Agent Bank, for the account of the Banks, by (a) the existing Bank that has increased its Commitment or (b) the new financial institution that has become a Bank, as the case may be, of an amount equal to such Bank's pro rata share of all outstanding Syndicated Loans and unpaid Reimbursement Obligations. The Agent Bank shall then immediately transmit the applicable pro rata share of such payment so received by the Agent Bank in immediately available funds to each Bank entitled thereto in the manner specified by such Bank. The existing Bank increasing its Commitment or the new financial institution that has become a Bank shall be deemed to have automatically assumed its pro rata share of the obligations set forth in
Section 4.1(b) hereof with respect to all issued and outstanding Letters of Credit (including the ESOP Letter of Credit).

                            ARTICLE III.  THE LOANS

         Section 3.1 Syndicated Loans. Subject to the terms and conditions hereof, during the period from the Effective Date to the Termination Date, each Bank severally and not jointly agrees to make Syndicated Loans to the Company in an aggregate principal amount at any one time outstanding up to, but not exceeding, such Bank's Commitment; provided, however, that any given borrowing of Syndicated Loans made pursuant to this Section 3.1 shall not exceed the Available Commitment at the time of such borrowing. Subject to the terms and conditions of this Agreement, during the period from the Effective Date to the Termination Date, the Company may borrow, repay and reborrow Syndicated Loans hereunder.

         Section 3.2 Notice and Place of Borrowing for Syndicated Loans. The Company shall give written, facsimile or telephonic (confirmed immediately in writing) notice to the Agent Bank, such notice to be given not later than 11:00 a.m. Atlanta, Georgia time on a Business Day which is at least the Required Number of days prior to each borrowing of Syndicated Loans and to contain the date of such borrowing, the amount of such borrowing, the Interest Rate option selected, and, where applicable, the length of the

Interest Period. Upon receiving notice from the Company, the Agent Bank shall promptly give written, facsimile or telegraphic notice to each Bank, such notice to contain the date of such borrowing, the amount to be borrowed from such Bank, the Interest Rate option selected, and, where applicable, the length of the Interest Period. Funds are to be disbursed pursuant to this Agreement at the Main Office of the Agent Bank. Not later than 11:00 a.m. Atlanta time on the date of borrowing of Syndicated Loans as specified in the notice from the Agent Bank to the Banks, each Bank shall have made available at the Main Office of the Agent Bank, in immediately available funds, the amount of Syndicated Loans to be advanced by such Bank, and the Agent Bank shall immediately pay such funds to or upon the order of the Company. Unless the Agent Bank shall have received notice from a Bank prior to the date of any such borrowing that such Bank will not make available to the Agent Bank such Bank's ratable portion of such borrowing, the Agent Bank may assume that such Bank has made such portion available to the Agent Bank on the date of such borrowing in accordance with this Section 3.2, and the Agent Bank may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent such Bank shall not have made such ratable portion available to the Agent Bank, such Bank and the Company severally agree to repay to the Agent Bank immediately on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company and until the date such amount is repaid to the Agent Bank, at (i) with respect to the Company, the interest rate applicable at the time to the type of Loan comprising such borrowing, or (ii) with respect to the Bank, at the applicable overnight federal funds rate. If such Bank shall repay to the Agent Bank such corresponding amount, such amount so repaid shall constitute such Bank's advance as part of such borrowing for purposes of this Agreement.

         Section 3.3  Competitive Bid Loans.

         (a) Competitive Bid Loans. Subject to the terms and conditions hereof, during the period from the Effective Date to the Termination Date, the Company may request the Banks to make offers to make Competitive Bid Loans to the Company in Dollars. The Banks may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 3.3. There may be no more than ten different Interest Periods for both Syndicated Loans and Competitive Bid Loans outstanding at the same time. There shall not be outstanding at any one time more than ten Competitive Bid Loans. Further, the aggregate principal amount of all Competitive Bid Loans outstanding at any time, together with the aggregate principal amount of all Syndicated Loans outstanding at such time, the aggregate Stated Amount of Letters of Credit outstanding at such time and all Reimbursement Obligations outstanding at such time shall not exceed the Total Commitments of the Banks in effect at such time. However, the aggregate principal amount of Competitive Bid Loans extended by a Bank hereunder from time to time may exceed the Commitment of such Bank then in effect at such time. Further, for purposes of this Agreement, Competitive Bid Loans made pursuant to the same Competitive Bid

Quote Request and having the same maturity date but extended by different Banks shall be deemed to be a single Competitive Bid Loan made hereunder.

         (b) Request for Competitive Bid Loans. When the Company elects to request offers to make Competitive Bid Loans, it shall give the Agent Bank notice (a "Competitive Bid Quote Request") to be received by the Agent Bank no later than 11:00 a.m. Atlanta, Georgia time on the date one Business Day prior to the date of borrowing proposed therein (or such other time and date as the Company and the Agent Bank, with the consent of the Majority Banks, may agree). The Company may request offers to make Competitive Bid Loans for up to two different Interest Periods in a single notice; provided, however, that the request for each separate Interest Period shall be deemed to be a separate Competitive Bid Quote Request for a separate borrowing. In connection with any Competitive Bid Quote Request, the Company shall furnish each Bank with the following as to each Competitive Bid Loan:

                 (i) the proposed date of a borrowing of such Competitive Bid Loan, which shall be a Business Day;

                 (ii) the amount of such Competitive Bid Loan, which shall be at least $10,000,000 (and integral multiples of $1,000,000 in excess thereof) but shall not cause the limits specified in paragraph (a) above to be violated;

                 (iii) the duration of the Interest Period applicable thereto; and

                 (iv) the date on which the Competitive Bid Quotes are to be submitted if it is before the proposed date of borrowing (the date on which such Competitive Bid Quotes are to be submitted is called the "Quotation Date").

Except as otherwise provided in this Section 3.3(b), no Competitive Bid Quote Request will be made by the Company within five (5) Business Days (or such other number of days as the Company and the Agent Bank, with the consent of the Majority Banks, may agree) of any other Competitive Bid Quote Request.

         (c)     Competitive Bid Quotes.

                 (i) Each Bank may submit one or more Competitive Bid Quotes, each containing an offer to make a Competitive Bid Loan in response to any Competitive Bid Quote Request; provided, however, that, if the Company's request under paragraph (b) above specified more than one Interest Period, such Bank may make a single submission containing one or more Competitive Bid Quotes for each such Interest Period. Each Competitive Bid Quote must be submitted to the Company not later than 10:30 a.m. Atlanta, Georgia time on the Quotation Date (or such other time and date as the Company and the Agent Bank, with the consent of the Majority Banks, may agree). Subject to terms hereof, any Competitive Bid Quote so made shall be irrevocable once made except with the consent of the Agent Bank given on the instructions of the Company.

                 (ii) Each Competitive Bid Quote may be given to the Company by telephone and shall be promptly confirmed in writing via facsimile. Such confirmation shall be substantially in the form of Exhibit E hereto and shall specify:

                          (A)     the proposed date of borrowing and the
Interest Period therefor;

                          (B)     the principal amount of the Competitive Bid
Loan for which each such offer is being made, which principal amount shall be at least $10,000,000 (and integral multiples of $1,000,000 in excess thereof); provided that (1) the aggregate principal amount of all Competitive Bid Loans for which a Bank submits Competitive Bid Quotes may not exceed the maximum aggregate principal amount of the Available Commitment and (2) the Company may not accept Competitive Bid Quotes that would result in an aggregate principal amount outstanding greater than the then current Available Commitment;

                          (C)     the rate of interest per annum (rounded
upwards, if necessary, to the nearest 1/10,000th of 1%) offered for each such Competitive Bid Loan (the "Absolute Rate"); and

                          (D)     the identity of the quoting Bank.

Unless otherwise agreed by the Agent Bank and the Company, no Competitive Bid Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Competitive Bid Quote Request and, in particular, no Competitive Bid Quote may be conditioned upon acceptance by the Company of all (or some specified minimum) of the principal amount of the Competitive Bid Loan for which such Competitive Bid Quote is being made.

         (d) Notification by Company. The Company shall, as promptly as practicable after the Competitive Bid Quotes are submitted (but in any event not later than 11:30 a.m. Atlanta, Georgia time on the Quotation Date), notify the Agent Bank of the terms (i) of any Competitive Bid Quote submitted by a Bank that is in accordance with Section 3.3(c) hereof and (ii) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Bank with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Company unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Company's notice to the Agent Bank shall specify (A) the aggregate principal amount of the Competitive Bid Loan borrowing for which offers have been received and (B) the respective principal amounts and Absolute Rates so offered by each Bank (identifying the Bank that made each Competitive Bid Quote).

         (e) Acceptance of Competitive Bid Quotes. In the case of acceptance of Competitive Bid Quotes, such notice shall be substantially in the form of Exhibit F and shall specify the aggregate principal amount of offers that are accepted for each Interest Period and shall be delivered to the Agent Bank and all Banks whose competitive Bid Quotes have been accepted by the Company not later than 1:00 p.m. Atlanta, Georgia time on the Quotation Date. The Company may accept any Competitive Bid Quote in whole or in part if the following conditions are met:

                 (i) the aggregate principal amount of each borrowing of a Competitive Bid Loan may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

                 (ii) the aggregate principal amount of each borrowing of a Competitive Bid Loan shall be at least $10,000,000 (and integral multiples of $1,000,000 in excess thereof) but shall not cause the limits specified in
Section 3.3(a) hereof to be violated;

                 (iii) except as provided below, acceptance of offers may be made only in ascending order of Absolute Rates in each case beginning with the lowest rate so offered; and

                 (iv) the Company may not accept any offer where such offer fails to comply with Section 3.3(c) hereof or otherwise fails to comply with the requirements of this Agreement (including, without limitation, this Section 3.3).

In the event that two or more Banks quote the same Absolute Rates for a related Interest Period and the aggregate principal amount, after acceptance of all lower Absolute Rates, is greater than the principal amount for which the Company has requested Competitive Bid Quotes, then the principal amount of Competitive Bid Loans shall be allocated by the Company in proportion to the aggregate principal amount of such offers. Determinations by the Company of the amounts of Competitive Bid Loans and the lowest bid shall be conclusive in the absence of manifest error.

         (f) Bank's Obligation to Make Competitive Bid Loans. Any Bank whose offer to make any Competitive Bid Loan has been accepted shall, not later than 1:00 p.m. Atlanta, Georgia time on the date specified for the making of such Loan, make the amount of such Loan available to the Company on such date by depositing the same, in Dollars and in immediately available funds, in an account designated by the Company for the deposit of such funds. Subject to the last sentence of Section 3.3(a), the making of Competitive Bid Loans by a Bank shall not affect or reduce the obligation of such Bank to make Syndicated Loans under Section 3.1 hereof.

         (g) Repayment of Competitive Bid Loans. Unless payable earlier pursuant to the terms hereof, the Company shall repay the outstanding principal amount of, and all accrued but unpaid interest on, each Competitive Bid Loan at the end of the Interest Period applicable thereto.

         Section 3.4 The Notes. Each of the Syndicated Loans made pursuant to this Agreement shall be evidenced by a promissory note executed and delivered by the Company in form substantially the same as Exhibit A-1 attached hereto and made a part hereof (each a "Syndicated Note"), each dated the date of this Agreement, each drawn to the order of one of the Banks in the amount of such Bank's respective Commitment, and each maturing on the Termination Date. Each of the Competitive Bid Loans made pursuant to this Agreement shall be evidenced by a promissory executed and delivered by the Company in form substantially the same as Exhibit A-2 attached hereto and made a part hereof (each a "Competitive Bid Note"), each dated the date of this Agreement, drawn to the order of the Bank making such Competitive Bid Loan, and each maturing on the Termination Date. Each of the Syndicated Notes and the Competitive Bid Notes are hereinafter referred to as the "Notes" and each as a "Note". Each Bank's records with respect to advances and repayments of Loans hereunder shall, absent manifest error, be deemed to prevail as to the Company's obligations hereunder.

         Section 3.5 Interest. The Company shall pay interest on the outstanding principal amount of each Loan for the period commencing on the date of each such Loan until such Loan shall be due and payable at the rates and times set forth below.

         (a) Interest on Eurodollar Rate Loans. Subject to the provisions of subsection (d) immediately below, interest on each Eurodollar Rate Loan shall be payable (i) on the last day of each Interest Period with respect thereto; provided, however, that if such Interest Period is for a period of duration in excess of three months, then such interest shall also be payable on the date three months after the first day of such Interest Period, (ii) on the date of conversion of such Eurodollar Rate Loan to a Base Rate Loan and (iii) at maturity of such Loan (and after maturity of such Loan (whether by acceleration or otherwise) upon demand), at an interest rate per annum during the Interest Period for such Loan equal to the Eurodollar Rate for the Interest Period in effect for such Eurodollar Rate Loan. Each determination by the Agent Bank of an interest rate hereunder shall be conclusive and binding on the Banks and the Company for all purposes, absent manifest error.

         (b) Interest on Base Rate Loans. Subject to the provisions of subsection (d) immediately below, interest on each Base Rate Loan shall be payable quarterly in arrears on the last day of each March, June, September and December of each year and at maturity (and after maturity (whether by acceleration or otherwise) upon demand) at an interest rate per annum equal to the Base Rate.

         (c) Interest on Competitive Bid Loans. Subject to the provisions of subsection (d) immediately below, interest on each Competitive Bid Loan shall be payable for each Interest Period applicable thereto on the last day of such Interest Period (and after maturity (whether by acceleration or otherwise) upon demand); provided, however, that if such Interest Period is for a period of duration in excess of three months, then such interest shall also be payable on the date three months after the first day of such

Interest Period at a rate per annum equal to the Absolute Rate applicable to such Competitive Bid Loan.

         (d) Interest Upon Event of Default. Any payment of principal or interest on any Loan which is not paid when due, as herein provided, shall bear interest (to the extent permitted by law) at that rate which is one-quarter of one percent (1/4%) above the Base Rate in effect on each respective day thereafter until paid in full and such interest shall be payable on demand.

         (e) Prepayment. Upon prepayment of any Loan hereunder, interest accrued and unpaid on the amount so prepaid shall become due on the date of such prepayment.

         (f) Computations. Interest on Base Rate Loans shall be computed on the basis of a year of 365/366 days and an actual day month. Interest on Eurodollar Rate Loans and Competitive Bid Loans shall be computed on the basis of a year of 360 days and an actual day month.

         Section 3.6 Place of Payment. Each payment (whether required or voluntary and whether of principal or interest or both) on each Note and each payment of fees or other amounts owing by the Company hereunder shall be payable, on or before 11:00 a.m., Atlanta time, on the due date of each payment, in immediately available funds, to the Agent Bank at its Main Office at such account as the Agent Bank shall from time to time notify the Company in writing. The Agent Bank shall then immediately transmit the applicable pro rata share of such payment, in the case of a Syndicated Loan, and, subject to
Section 3.8 hereof, the full amount of such payment in the case of a Competitive Bid Loan, so received by the Agent Bank in immediately available funds to each Bank entitled thereto in the manner specified by such Bank. Any required payment which would otherwise be due on a day not a Business Day shall be made on the immediately succeeding Business Day.

         Section 3.7 Voluntary Prepayment. The Company may voluntarily prepay, at any time and from time to time prior to maturity on one day's prior notice to the Agent Bank, any part or the whole of the principal of the Notes; provided, however, that any voluntary prepayment shall be in a minimum amount of $25,000,000 and integral multiples of $5,000,000 in excess thereof. Upon any such prepayment, the Company shall simultaneously pay all accrued and unpaid interest on the amount of principal voluntarily prepaid. However, any such prepayment of a Competitive Bid Loan or Eurodollar Rate Loan shall be made only on the last day of the Interest Period therefor. Any such voluntary prepayment of principal shall, in the case of a Syndicated Loan, to that extent increase the amount (immediately prior to such prepayment) of the unused Total Commitments of the Banks available to the Company under the terms of this Agreement. All voluntary prepayments provided for in this Section 3.7 shall be without premium or penalty.

         Section 3.8  Pro Rata Treatment.  Except for Competitive Bid Loans and
Section 3.14 hereof, and except with respect to payments to be made to a Bank pursuant to Sections 3.10, 3.16 or 12.3 and any other indemnity in favor of a Bank or Banks hereunder, each borrowing from, payment to, and utilization of and reduction of the Commitments of, the Banks hereunder shall, be prorated among the Banks according to the respective Commitments of the Banks as set forth in Section 2.2 hereof, as the same may be adjusted from time to time under Section 2.3, 3.13, 3.14 or 3.16 hereof. Each borrowing of Syndicated Loans hereunder shall (in the aggregate) be made in integral multiples of $5,000,000, with a minimum of $25,000,000; provided, however, that any Syndicated Loans made pursuant to Section 4.4(c)(ii) may, in the aggregate, be in the amount necessary to reimburse the Agent Bank. Except as otherwise provided herein, (i) payments with respect to the outstanding principal of, or accrued interest on, the Syndicated Loans shall be made pro rata to only those Banks that funded such Loans (including any Bank that advanced monies pursuant to the provisions of Section 2.3(e) hereof) and not to any defaulting Bank or a Bank not otherwise participating in such Loan, (ii) so long as no Event of Default has occurred, each payment of principal and interest on the Competitive Bid Loans shall be made to the Agent Bank for the account of the respective Bank making such Competitive Bid Loan, and the principal amount of Competitive Bid Loans shall be paid on the last day of the Interest Period for such Competitive Bid Loan, (iii) after the occurrence of an Event of Default, each payment on account of principal and interest on any outstanding Loans shall be made to the Agent Bank for the account of the Banks pro rata in accordance with the aggregate principal amount of all Loans then outstanding, and (iv) all payments to be made by the Company for the account of each of the Banks on account of principal, interest and fees, shall be made without set-off or counterclaim.

         Section 3.9 Initial Determination of Interest Rate and Conversion of Loans Between Eurodollar Rate and Base Rate. Prior to the initial or any subsequent borrowings, the Company will specify the Interest Rate to be applicable to such borrowings, and on any Business Day or Eurodollar Business Day, as applicable, the Company may convert on a pro rata basis among the Banks any outstanding Base Rate Loans or Eurodollar Rate Loans into the other type of Syndicated Loans, subject to the following limitations:

         (a) No such conversion of any Eurodollar Rate Loan may be made except on the last day of an Interest Period with respect thereto; and

         (b) The Company shall give Agent Bank the Required Number of days notice for such borrowing or conversion.

If, at the end of an Interest Period of a Eurodollar Rate Loan, the Company has failed to specify in a timely manner the Interest Rate option applicable to such Loan for the period after the expiration of the then current Interest Period, the Company shall be deemed to have selected that such Loan shall bear interest at the Base Rate and, at the end of such Interest Period, such Loan shall automatically convert to a Base Rate Loan.

         Section 3.10 Failure to Borrow. The Company shall indemnify and hold harmless each Bank in respect of any funding costs and/or losses in the event that any borrowing notified to the Banks pursuant to Section 3.2 or 3.3, relative to Eurodollar Rate Loans or Competitive Bid Loans, shall not be consummated because of the Company's failure to satisfy one or more of the applicable conditions precedent in Article V or because the Company fails to borrow such Loans at the specified time.

         Section 3.11 Commitment Fee. The Company shall pay to the Agent Bank, for the account of the Banks to be distributed to the Banks pro rata in accordance with their respective Commitments, a Commitment Fee on the daily average amount of the Available Commitment for the period from the Effective Date to the Termination Date at the per annum percentage rate set forth below corresponding to the long term senior unsecured debt rating of the Company, as rated by S&P and Moody's, respectively, in effect from time to time; provided, however, that, solely for purposes of calculating the Commitment Fee under this
Section 3.11, the outstanding principal amount of all Competitive Bid Loans shall not be subtracted when determining the Available Commitment.

               LONG TERM SENIOR UNSECURED DEBT RATING OF THE
                                  COMPANY                                 COMMITMENT FEE
LEVEL                          (S&P/MOODY'S)                                PERCENTAGE
------------------------------------------------------------------------------------------------
  1          A- or higher or A3 or higher                                      0.10%
  2          BBB+ or Baa1                                                      0.125%
  3          BBB or Baa2                                                       0.15%
  4          BBB- or Baa3                                                      0.1875%
  5          BB+ or Ba1                                                        0.225%
  6          BB and Ba2                                                        0.25%
  7          BB- or lower or Ba3 or lower                                      0.375%

Commitment Fee shall be computed on the basis of a year of 365/366 days, on an actual-day month. Accrued Commitment Fee shall be payable in arrears and in immediately available funds on the last day of each March, June, September and December during the term of this Agreement and on the Termination Date, commencing on December 31, 1995. The Agent Bank shall forthwith pay to each Bank its ratable share of each payment of Commitment Fee under this Section
3.11 in immediately available funds.

         The Agent Bank shall determine the Commitment Fee from time to time in accordance with the above table and notify the Company and the Banks of such determination from time to time. In the event the S&P Rating and the Moody's Rating correspond to different levels on the above table resulting in different Commitment Fee determinations, the following provisions shall apply. In the event: (i) the S&P Rating and the Moody's Rating differ by one level and (ii) each such Rating is in one of the levels between levels 1 and 6, inclusive, the Commitment Fee shall be that corresponding to the higher Rating. For example, an "A-" S&P Rating and a "Baa1" Moody's Rating would result in a Commitment Fee percentage equal to 0.10%. In the event the S&P Rating and the Moody's Rating differ by two levels, the Commitment Fee shall be that corresponding to that level which is in between the two applicable levels. For example, a "BBB+" S&P Rating and a "Baa3" Moody's Rating would result in a Commitment Fee percentage equal to 0.15%. In the event the S&P Rating and the Moody's Rating differ by more than two levels, the Commitment Fee shall be that corresponding to the level immediately above the lower of such Ratings. For example, an "A-" S&P Rating and a "Baa3" Moody's Rating would result in a Commitment Fee percentage equal to 0.15%. In the event: (i) the S&P Rating and the Moody's Rating correspond to different levels and (ii) both such Ratings are below level 5 (i.e. level 6 or level 7), then the Commitment Fee shall be that corresponding to the lower Commitment Fee.
For example a "BB" S&P Rating and a "Ba3" Moody's Rating would result in a Commitment Fee percentage equal to 0.375%.

         In the event only one rating agency exists or continues rating the Company's long term senior unsecured debt, such agency's rating shall be used for purposes of the above table. In the event: (i) neither agency exists or continues rating the Company's long term senior unsecured debt or (ii) the Company no longer has any outstanding long term senior unsecured debt to be rated, the Commitment Fee for the first 90 days after such occurrence shall be the Commitment Fee in effect as determined using the above immediately prior to such occurrence. During such 90-day period, the Agent Bank and the Company shall negotiate in good faith to agree upon a new pricing grid or other appropriate pricing terms. Any such new grid or pricing terms shall be approved by the Majority Banks. In the event the Agent Bank, the Company and Majority Banks cannot agree upon such new pricing grid or pricing terms by the end of such 90-day period, the Commitment Fee shall be that corresponding to level 5 of the above table for the remainder of the term of this Agreement.

         Any necessary adjustment in the Commitment Fee pursuant to the terms hereof shall become effective immediately upon any change in a Rating.

         Section 3.12 Termination of Credit Facility. Unless earlier terminated pursuant to the terms hereof, the Commitments of the Banks, and the Credit Facility, shall terminate on the Termination Date. Accordingly, the Company shall pay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Loans and Notes, together with any and all other amounts owing by the Company to the Bank, the Letter of Credit Banks and the Agent Bank hereunder or under the Notes, on the Termination Date.

         Section 3.13 Optional Reduction of Commitments. The Company shall have the right at any time or from time to time upon not less than two Business Days' prior written notice to the Agent Bank to reduce the Total Commitments of the Banks, in whole or in part, provided that each partial reduction shall be in an aggregate amount of not less than $25,000,000 and an integral multiple of $5,000,000, and shall reduce the respective

Commitments of all the Banks proportionately; provided, however, that the Company shall not reduce the Total Commitments of the Banks to an amount which is less than the aggregate of (i) the aggregate principal amount of all Eurodollar Rate Loans and Competitive Bid Loans having Interest Periods ending after the effective date of the reduction plus (ii) the Stated Amount of all Letters of Credit with an expiration date after the effective date of the reduction; and further, provided, that in no event shall the Total Commitments of the Banks be reduced to an amount less than $400,000,000, unless the Total Commitments of the Banks are terminated in full. The Agent Bank shall give prompt written notice to each Bank of each such reduction. Upon any optional reduction of the Total Commitments of the Banks, the Company shall prepay such amount of each Bank's outstanding Loans, if any, as may be necessary so that after such prepayment the sum of the aggregate unpaid principal amount of such Bank's Loans, such Bank's pro rata share of unpaid Reimbursement Obligations, and such Bank's liability in respect of all outstanding Letters of Credit does not exceed the amount of such Bank's Commitment as then reduced. Once the Company voluntarily reduces the Commitments pursuant to this Section 3.13, the Company may not thereafter increase the Commitments pursuant to Section 2.3 or otherwise.

         Section 3.14  Substitution of Banks.

         3.14.1 If any Bank shall default in the performance of its Commitment, whether in whole or in part, then:

         (a) such default shall not relieve any other Bank of its Commitment; and

         (b) the Company may, with the prior written approval of the Agent Bank (such approval not to be unreasonably withheld), terminate the Commitment of such defaulting Bank and arrange for the Commitment of the defaulting Bank to be taken over by one or more of the other Banks, and to the extent that such other Banks will not take over such Commitment, arrange for its assumption by one or more banks which are not at that time parties hereto, each of which banks shall, except as otherwise provided herein upon execution and delivery to the Company of a counterpart hereof, become a Bank hereto to the extent of the Commitment taken over by it; and

         (c) the defaulting Bank shall immediately refund to the Company that portion of all Commitment Fees which have been paid to it by the Company with respect to the amount of its Commitment not made available to the Company and shall be liable to the Company for any and all additional costs and expenses incurred by the Company in connection with arranging, obtaining and funding any substitute loan or loans and/or substitute commitment or commitments; provided, however, that neither the payments by a defaulting Bank required by this subsection, nor any action of the Company pursuant to this
Section 3.14, nor the prepayment of Notes pursuant to Section 3.14.2 hereof shall constitute a waiver of or release of any right which the Company shall have against the defaulting Bank for its failure to perform its obligations hereunder.

         3.14.2 Loans previously made hereunder by a defaulting or withdrawing Bank, or any portion thereof, which are included in the Commitment taken over by any other Bank or Banks or by a bank or banks not then parties hereto, shall be prepaid by the Company without penalty or premium but subject to offset of the amounts due from such withdrawing Bank pursuant to Section 3.14.1(c).

         3.14.3 From time to time, the Company may replace a non-defaulting Bank (the "Replaced Bank") with another financial institution (or institutions) desiring to be a Bank hereunder (the "New Bank(s)") and/or with one or more Banks already a party hereto ("Existing Bank(s)") so long as (a) the Replaced Bank consents in writing to such replacement and receives all amounts owing to such Replaced Bank hereunder on the effective date of such replacement, (b) the New Bank(s) and/or Existing Bank(s), as the case may be, assume(s) all of the obligations of a Bank hereunder having a Commitment equal to the Replaced Bank's by executing, in the case of a New Bank(s), a letter agreement in substantially the form of Exhibit C-1 attached hereto or, in the case of an Existing Bank(s), a letter agreement in substantially the form of Exhibit C-2 hereto, (c) the Commitment(s) of the New Bank(s), together with the additional Commitment(s) of the Existing Bank(s) assumed by the Existing Bank(s) pursuant hereto, is equal to the Commitment of the Replaced Bank and (d) the Company and the Agent Bank acknowledge and consent that the New Bank(s) shall become a Bank hereunder (and/or that the Existing Bank(s) shall have an additional Commitment hereunder equal to that of the Replaced Bank) by signing the respective acknowledgments contained in the appropriate letter agreement referred to in subparagraph (c) above.

         3.14.4 Upon the increase in any Bank's Commitment or any bank or banks becoming a party to this Agreement as herein provided, the Company shall immediately furnish to all Banks which are then parties hereto notice of (a) the increased Commitment of such Bank, or (b) the names and addresses of such bank or banks together with the amount of the Commitment of each such bank or banks.

         3.14.5 The respective amounts of the Commitments under Section 2.2 hereof shall be adjusted from time to time to reflect any changes made pursuant to this Section 3.14 and notice of such adjustments shall be given by the Company at the time thereof to each Bank or bank then a party hereto. Such adjusted amounts of Commitments shall thereupon become the basis for pro rata treatment under Section 3.8 of this Agreement.

         3.14.6 Upon the termination in whole of the Commitment of any Bank or any bank which has become a party hereto, and the prepayment of all Loans previously made under such Commitment, all as provided in this Section 3.14, such Bank or bank shall cease to be a party to this Agreement except as otherwise provided herein.

         Section 3.15 Amendment Fee. On the Effective Date, the Company shall pay to the Agent Bank for the account of each Bank an amendment fee equal to the product of: (i) the following percentage corresponding to the amount that such Bank indicated to

NationsBanc Capital Markets, Inc. ("NCMI") in the commitment letter previously delivered by such Bank to NCMI (the "Preliminary Commitment") using the table set forth below times (ii) the final Commitment of such Bank as set forth in
Section 2.2 hereof:

Amount of Bank's
-----------------
Preliminary Commitment                     Percentage Fee
----------------------                     --------------
Less than $50,000,000                          0.05%
$50,000,000 to $74,999,999                     0.075%
$75,000,000 to $99,999,999                     0.10%
$100,000,000 or more                           0.125%

The Agent Bank shall deliver to each Bank its amendment fee promptly upon receipt thereof in immediately available funds.

         Section 3.16 Capital Requirements. If, as a result of the adoption after the date of this Agreement, of any applicable law, rule or regulation affecting capital adequacy or capital maintenance, or any change after the date of this Agreement in the interpretation or administration of any law, rule or regulation affecting capital adequacy or capital maintenance in existence as of the date hereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank with any request or directive affecting capital adequacy or capital maintenance (whether or not having the force of law) of any such authority, central bank or comparable agency, any Bank determines that such adoption, change or compliance has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its Commitment or Loans or its commitment to issue, participate in or maintain Letters of Credit to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, such Bank shall give prompt notice to the Company and the Agent Bank, and then from time to time, within 15 days after submission by such Bank to the Company (with a copy to the Agent Bank) of a written request therefor, the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction. Any request submitted by a Bank to the Company pursuant to this Section 3.16 shall contain such calculations of the amounts requested therein as such Bank shall deem reasonable in view of its customary practices, and shall be submitted as soon as practicable, but in any event the initial such request shall be submitted not more than 90 days after such Bank becomes aware of the event by reason of which such request is being submitted. Subsequent requests by such Bank shall be submitted quarterly. If any Bank requests payment of any amount from the Company pursuant to this
Section 3.16, the Company may, pursuant to arrangements and documentation satisfactory to the Company and the Agent Bank, prepay the outstanding Loans, fees, and any other amounts due to such Bank in full and terminate the Commitment of such Bank and the Company may at its option arrange for all or part of the Commitment of such Bank to be taken over by one or more of the other Banks and, to the extent such other Banks do not take over such Commitment or part thereof, arrange for it to be taken over in whole or in part by a bank or banks not a party hereto, each of which banks shall, except as otherwise provided herein upon execution and delivery to the Company of a counterpart hereof, become a full party hereto to the extent of the Commitment taken over by it. Upon any bank or banks becoming a party to this Agreement as herein provided, the Company shall immediately furnish to all Banks which are then parties hereto the names and addresses of such bank or banks together with the amount of the Commitment of each such bank or banks. The respective amounts of the Commitments under Section 2.2 hereof shall be adjusted from time to time to reflect any changes made pursuant to this Section 3.16 and notice of such adjustments shall be given by the Company at the time thereof to each Bank or bank then a party hereto. Such adjusted amounts of Commitments shall thereupon become the basis for pro rata treatment under Section 3.8 of this Agreement. Upon the termination in whole of the Commitment of any Bank or any bank which has become a party hereto, and the prepayment of all Loans previously made under such Commitment, all as provided in this Section 3.16, such Bank or bank shall cease to be a party to this Agreement except as otherwise provided herein.

         Section 3.17 Mandatory Termination of Commitments Upon Change in Control. In the event that (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities and Exchange Act of 1934), directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing fifty percent (50%) or more of the combined voting power of all securities of the Company entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency, or (ii) during any period of up to twelve (12) consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such twelve (12) month period were directors of the Company shall cease for any reason (other than death, mental or physical disability, or retirement) to constitute a majority of the board of directors of the Company, then: (a) the Commitments of the Banks to the Company hereunder shall be immediately terminated, (b) any amounts outstanding under the Notes or under this Agreement shall, notwithstanding any other provisions of this Agreement or the Notes, become immediately due and payable, and (c) the Company shall immediately deposit as cash collateral, with the Agent Bank, an amount equal to the Stated Amount of all outstanding Letters of Credit.

         Section 3.18 Agent Fees. The Company agrees to pay to the Agent Bank a fee to compensate the Agent Bank for the administration of the Credit Facility, including a fee for the administration of requests and offers to make Competitive Bid Loans, and for other services, such fee to be agreed upon by the Agent Bank and the Company.

         Section 3.19. Extension of Term of Credit Facility. The Company may request up to two one (1) year extensions of the Termination Date. The Company shall deliver any such request to the Agent Bank (the "Extension Request") at least ninety days prior to the then current Termination Date, and the Agent Bank shall immediately forward such request to the Banks. Each Bank shall have the right, as to its Commitment, in its sole and absolute discretion, to approve or disapprove the requested extension of the Credit Facility. Each Bank shall, within forty-five days after the receipt by the Agent Bank of any Extension Request, notify the Agent Bank whether such Bank shall extend its Commitment to the requested extended Termination Date. In the event that not all of the Banks approve the Extension Request, the Credit Facility shall terminate on the then current Termination Date and all Loans, and all accrued but unpaid interest thereon and all other amounts owing by the Company to the Banks and the Agent Bank hereunder, shall be due and payable on the then current Termination Date. However, and notwithstanding the foregoing, in the event Banks having Commitments aggregating $400,000,000 or more approve the Extension Request (such Banks so approving the Extension Request referred to herein as the "Approving Banks") and one such Approving Bank is the Agent Bank, the Credit Facility and the obligation to make Loans thereunder, solely as to the Approving Banks, shall continue and shall remain in full force and effect on the same terms and conditions of this Agreement. The Credit Facility as so extended as to the Approving Banks shall become effective on the first day after the Termination Date that would have then occurred but for an extension thereof as contemplated by this Section 3.19. Further, any reference to "Commitments" and to "Total Commitment of the Banks" as it relates to the Credit Facility as extended pursuant to this Section 3.19, shall refer only to the Commitments of the Approving Banks. In no event shall a Bank that is not an Approving Bank (a "Terminating Bank") be obligated to participate in the Credit Facility as so extended and the Company shall pay, on the Termination Date that would have then occurred but for an extension thereof as contemplated by this Section 3.19, all Loans made by a Terminating Bank, and all accrued interest thereon, and all other amounts owing to such Terminating Bank hereunder.

                     ARTICLE IV.  LETTER OF CREDIT FACILITY

         Section 4.1  Letters of Credit.

         (a) Subject to the terms and conditions of this Agreement, the Letter of Credit Banks, on behalf of the Banks, agree to issue and amend (including without limitation, to extend or renew) for the account of the Company one or more standby letters of credit (which may be direct pay letters of credit) (individually, a "Letter of Credit" and collectively, the "Letters of Credit"), in such form as may be requested from time to time by the Company and agreed to by the applicable Letter of Credit Bank, from and including the Effective Date to the Termination Date, up to a maximum aggregate Stated Amount at any one time outstanding equal to the L/C Commitment Amount; provided, however, that the Stated Amount of any Letter of Credit issued pursuant to this
Section 4.1 shall not exceed the Available Commitment at the time of such issuance; and further, provided, that the expiration date of any Letter of Credit shall not extend beyond the Termination Date. A request for a Letter of Credit shall be pursuant to a letter of credit application form in form and substance satisfactory to the applicable Letter of Credit Bank.

         (b) Each Bank severally agrees that it shall be absolutely, unconditionally and irrevocably liable, without regard to the occurrence of any Default or Event of Default or any condition precedent whatsoever, to the extent of such Bank's pro rata share of the Total Commitments of the Banks, to reimburse each Letter of Credit Bank for the amount of each Drawing paid by such Letter of Credit Bank under each Letter of Credit issued by such Letter of Credit Bank to the extent such amount is not reimbursed by the Company pursuant to Section 4.4 hereof. Each Bank's obligation to reimburse the applicable Letter of Credit Bank pursuant to this Section 4.1(b) shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against a Letter of Credit Bank, the Company, any direct or indirect beneficiary of any Letter of Credit, the Agent Bank or any other Person whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Company; (iv) any breach of this Agreement by the Company, the Agent Bank or any other Bank; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that the Banks shall not be obligated to reimburse a Letter of Credit Bank pursuant to this Section 4.1(b) with respect to a Letter of Credit if (i) such Letter of Credit Bank has made payment pursuant to a Drawing with respect to such Letter of Credit and the making of such payment constituted gross negligence or willful misconduct on the part of such Letter of Credit Bank or (ii) a Letter of Credit Bank issues such Letter of Credit after an Event of Default has been declared by any Bank or the Majority Banks pursuant to Article IX hereof and written notice thereof has been received by such Letter of Credit Bank or after an Event of Default specified in Section 9.1(c) hereof has occurred. Each Bank's obligation to reimburse a Letter of Credit Bank shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Reimbursement Obligation of the Company is rescinded or must otherwise be restored or returned by such Letter of Credit Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any substantial part of its property, or otherwise, all as though such payment had not been made. Upon receipt of a notice of its obligation to reimburse a Letter of Credit Bank prior to 11:00 a.m. on a Business Day, a Bank shall make such reimbursement on such Business Day; if such notice is received after 11:00 a.m., reimbursement shall be due on the next Business Day. The failure of any Bank to honor its obligations hereunder shall not relieve any other Bank of its duty to honor its obligations hereunder. Upon the written request of a Bank, a Letter of Credit Bank shall deliver to such Bank a copy of any Letter of Credit and copies of all material documents delivered to such Letter of Credit Bank in connection with any Drawing with respect to such Letter of Credit.

         (c) Each payment made by a Bank to a Letter of Credit Bank pursuant to paragraph (b) above shall be treated as the purchase by such Bank of a participating interest in the Company's Reimbursement Obligation under
Section 4.4 hereof in an amount equal to such payment. Each Bank, so long as it has made the payment required to be made by it pursuant to Section 4.1(b) hereof, shall share in accordance with its pro rata share of the Total Commitments of the Banks in any interest which accrues pursuant to Section 4.4(b) hereof. All amounts recovered by the Agent Bank hereunder or under the Notes and which are applied by the Agent Bank to the Reimbursement Obligations of the Company under Section 4.4 hereof shall be distributed by the Agent Bank to the Banks who have made the payments required to be made by them pursuant to Section 4.1(b) hereof pro rata in accordance with their respective share of the Total Commitments of the Banks.

         (d) If and to the extent that any Bank shall fail to make available to a Letter of Credit Bank the amount required to be paid by such Bank pursuant to Section 4.1(b) hereof, such Letter of Credit Bank shall be subrogated to the rights of such Bank under this Agreement to the extent of such failure and shall thereafter (until such Bank shall make such amount available to such Letter of Credit Bank) be entitled to receive all amounts owing by such Bank hereunder and to the percentage of voting rights of such Bank under this Agreement equal to the percentage the amount such Bank failed to pay bears to the aggregate Stated Amount of all outstanding Letters of Credit issued by such Letter of Credit Bank and the aggregate unpaid principal of all outstanding Syndicated Loans at such time. If any Bank fails to reimburse a Letter of Credit Bank as provided in Section 4.1(b) hereof, such unreimbursed amount shall bear interest from the date due until paid at the applicable overnight federal funds rate.

         Section 4.2  Method of Issuance of Letters of Credit.

         (a) Notice of Issuance. The Company shall give the Agent Bank written notice or telephonic notice confirmed in writing at least three Business Days prior to the requested date of issuance of a Letter of Credit, and the Agent Bank shall give immediate notice thereof to the applicable Letter of Credit Bank.

         (b) Issuance. Provided the Company has given the notice prescribed by Section 4.2(a) and subject to the other terms and conditions of this Agreement, the applicable Letter of Credit Bank shall issue the requested Letter of Credit on the date of issuance on behalf of the Banks for the benefit of the stipulated beneficiary and shall deliver the original of such Letter of Credit to the beneficiary at the address specified in the Company's notice. At the request of the Company, the applicable Letter of Credit Bank shall deliver a copy of each Letter of Credit to the Company within a reasonable time after the date of issuance thereof. Upon the written request of the Company, the applicable Letter of Credit Bank shall deliver to the Company a copy of any Letter of Credit proposed to be issued hereunder prior to the issuance thereof.

         (c) Reporting to Banks. The Agent Bank shall report to the Banks on a quarterly basis the aggregate Stated Amount of all Letters of Credit then outstanding and such other information concerning the Letters of Credit as a Bank shall reasonably request. The Agent Bank shall promptly deliver to each Bank copies of any Letter of Credit issued hereunder or any amendment thereto. Other than as set forth in this paragraph (c), the Agent Bank shall have no duty to notify the Banks regarding the issuance or other matters regarding Letters of Credit issued hereunder.
The failure of the Agent Bank to perform its requirements under this paragraph
(c) shall not relieve the Banks' reimbursement obligations under Section 4.1(b) hereof.

         Section 4.3  Letter of Credit Fees.

         (a) The Company hereby agrees to pay to the Agent Bank, for the account of the Banks, to be distributed to the Banks pro rata in accordance with their respective Commitments, a letter of credit fee on the Stated Amount of each outstanding Letter of Credit at a per annum rate equal to the Applicable Margin for Eurodollar Rate Loans in effect from time to time (as calculated in accordance with the definition thereof), such fee to be calculated on the Stated Amount from the date of issuance (or, in the case of the ESOP Letter of Credit, the Effective Date) to the earlier of the date of expiration or of the final Drawing with respect to such Letter of Credit, based on a year of 360 days and an actual day month, and payable quarterly in arrears on the last day of each March, June, September and December during the term of this Agreement and on the Termination Date.

         (b) In addition to the fees set forth in (a) above, the Company shall pay to (x) the Agent Bank for the account of each Letter of Credit Bank
(i) a fronting fee on the Stated Amount of each Letter of Credit issued by such Letter of Credit Bank at a per annum rate of 0.125%, such fee to be calculated on the Stated Amount from the date of issuance to the earlier of (x) the date of expiration or termination of such Letter of Credit or (y) the date of the final Drawing with respect to such Letter of Credit, based on a year of 360 days and an actual day month, and payable quarterly in arrears on the last day of each March, June, September and December during the term of this Agreement and on the expiration date or date of final Drawing of each such Letter of Credit, and (ii) all out-of-pocket fees and disbursements incurred by such Letter of Credit Bank in connection with the issuance or amendment of a Letter of Credit and any administrative fee normally charged by the International Department of such Letter of Credit Bank in connection with the issuance or amendment by such department of letters of credit, and (y) each Letter of Credit Bank such other fees as may be agreed to by the Company and such Letter of Credit Bank from time to time.

         Section 4.4  Letter of Credit Reimbursement.

         (a) Notice of Drawing. The applicable Letter of Credit Bank shall promptly notify the Company, the Agent Bank and each Bank by telephone, telecopy, telex or other telecommunication of any Drawing under a Letter of Credit it has issued and of the anticipated payment date. On the payment date, the Letter of Credit Bank shall confirm to the Company, the Agent Bank and each Bank by telephone or telecopy that payment of the Drawing is to be made by the Letter of Credit Bank on such date.

         (b) Payments. The Company hereby agrees absolutely and unconditionally to pay to the Agent Bank on behalf of the applicable Letter of Credit Bank, in the manner provided in Section 4.4(c):

                 (i) On each date a Drawing is paid, an amount equal to the amount paid by such Letter of Credit Bank under any Letter of Credit plus associated fees and charges; and

                 (ii) If any Drawing shall be reimbursed to the Agent Bank after 2:00 p.m. (Atlanta time) on the payment date, interest on any and all amounts required to be paid pursuant to clause (i) of this
         Section 4.4(b) from and after the due date thereof until payment in full, payable on demand, at an annual rate of interest equal to the Base Rate.

         (c) Method of Reimbursement. The Company shall reimburse the Agent Bank (which shall immediately forward such funds, in the form received, to the applicable Letter of Credit Bank) for each Drawing under any Letter of Credit in the following manner:

                 (i) the Company shall immediately reimburse the Agent Bank in accordance with Section 3.6 hereof; or

                 (ii) (A) if the Company has not reimbursed the Agent Bank pursuant to subparagraph (i) above and (B) the conditions set forth in
         Section 5.2 hereof have been fulfilled and (C) sufficient funds are available within the limits of the amount of Loans that may be borrowed as provided in Article II hereof, with the proceeds of a Loan; or

                 (iii) the Agent Bank may debit any deposit account of the Company maintained with the Agent Bank and appropriate and apply an amount of funds in such account equal to the Reimbursement Obligations outstanding at such time in satisfaction of the Company's obligations set forth in subparagraph (i) above.

         (d) Syndicated Loans to Fund Drawings. Upon any Drawing, the Agent Bank shall notify the Banks if the Company has elected to reimburse the applicable Letter of Credit Bank using the proceeds of Syndicated Loans. Upon receipt of such notice and if the conditions set forth in subparagraph (c)(ii) above have been satisfied, each Bank agrees to deliver to the Agent Bank its pro rata share of the amount of Syndicated Loans necessary to reimburse such Letter of Credit Bank for any payment made by such Letter of Credit Bank pursuant to such Drawing not later than one Business Day after receipt of such notice. Any funds delivered to the Agent Bank under this paragraph (d) shall be delivered in the manner set forth in the fourth sentence of Section 3.2 hereof. The parties agree that the notice provisions for making Syndicated Loans as provided in Section 3.2 hereof shall apply to the making of Syndicated Loans as contemplated by this paragraph (d).

         (e) Obligations Absolute. The obligations of the Company under this Article IV (and, if applicable in the event of the failure of the Company to so reimburse a Letter of Credit Bank, the obligations of the Banks under this Article IV) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

                 (i) any lack of validity or enforceability of all or any of this Agreement, the Notes, the letter of credit applications, the Guaranteed Serial ESOP Notes issued by the Delta Family-Care Savings Plan pursuant to the Note Purchase Agreements dated February 22, 1990 among the Savings Plan, the Company, and the purchasers of the ESOP Notes thereunder, any indenture related thereto and other related documents and any other agreements relating to the Letters of Credit (the "Related Documents");

                 (ii) any amendment or waiver of or any consent to or departure from the terms of the Related Documents;

                 (iii) the existence of any claim, set-off, defense or other rights which the Company may have at any time against any direct or indirect beneficiary of any Letter of Credit, any Bank, the Agent Bank or any other Person, whether in connection with the Related Documents or any unrelated transaction;

                 (iv) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                 (v) payment by the applicable Letter of Credit Bank under any Letter of Credit against presentation of a sight draft or certificate which does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct of such Letter of Credit Bank; and

                 (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, provided that such other circumstance or happening shall not have been the result of gross negligence or willful misconduct of the applicable Letter of Credit Bank.

         Section 4.5      Letter of Credit Banks.

         (a) Liability of Letter of Credit Banks to Other Banks. No Letter of Credit Bank shall be liable to any Bank or to any other participant in the Letters of Credit for any error in judgment or for any action taken or omitted to be taken by such Letter of

Credit Bank except for actions of such Letter of Credit Bank constituting gross negligence or willful misconduct.

         (b) Liability of the Letter of Credit Banks to Company/Banks. The Company assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Letter of Credit Bank nor any of its officers or directors shall be liable or responsible to the Company or the Banks for:

                 (i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith;

                 (ii) the validity, sufficiency or genuineness of documents presented under any Letter of Credit even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged;

                 (iii) payment by the applicable Letter of Credit Bank against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or

                 (iv) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit;

except only that the Company (and, if applicable, the Banks) shall have a claim against the applicable Letter of Credit Bank to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Company which were caused by (i) the applicable Letter of Credit Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of such Letter of Credit or (ii) the applicable Letter of Credit Bank's willful misconduct or gross negligence in failing to pay under any Letter of Credit after the presentation to it by the beneficiary of such Letter of Credit of a sight draft and certificate strictly complying with the terms and conditions of such Letter of Credit.

         Section 4.6 ESOP Letter of Credit. Each of the parties hereto acknowledges that, prior to the date hereof, NationsBank of Georgia, National Association, issued the ESOP Letter of Credit. Further, each of the parties hereto agrees that the ESOP Letter of Credit shall, for all purposes (including the Reimbursement Obligation of the Company and the reimbursement obligations of each Bank owing to NationsBank of Georgia, National Association, as the Letter of Credit Bank for the ESOP Letter of Credit, pursuant to Section 4.1 hereof) be deemed to constitute a Letter of Credit issued by NationsBank of Georgia, National Association, as the Letter of Credit Bank for the ESOP Letter of Credit pursuant to this Agreement for the account of the Company. The ESOP Letter of Credit shall be deemed to be issued on and as of the Effective Date. NationsBank of Georgia, National Association, as the Letter of Credit Bank for the ESOP Letter of Credit shall, upon the request of any Bank, deliver copies of any information concerning the ESOP Letter of Credit as any such Bank may reasonably request.

ARTICLE V. CONDITIONS TO EFFECTIVENESS OF AGREEMENT, FOR BORROWINGS AND ISSUANCE OF LETTERS OF CREDIT

         Section 5.1 Effectiveness, Initial Borrowing and Issuance of Letters of Credit. This Agreement shall not become effective, the Banks shall not be obligated to make the initial Loans and the applicable Letter of Credit Bank shall not be obligated to issue the initial Letter of Credit hereunder until the Company shall have furnished to the Agent Bank the following, each dated (unless otherwise indicated) the date of this Agreement, in form and substance satisfactory to the Agent Bank:

         (a) The Notes, payable to the order of each of the Banks in the amounts of their respective Commitments, duly executed and delivered by the Company; and

         (b) An Officer's Certificate stating that: (i) the representations and warranties contained in Article VI hereof are true on and as of such date, except to the extent of changes caused by the transactions herein contemplated; and (ii) the Company has received a certificate of independent certified public accountants of national standing selected by the Company, stating that such accountants have reviewed the federal income tax returns of the Company for the fiscal years ended June 30, 1988 to 1995, inclusive, and the provisions for payment of federal income taxes for such fiscal years, as reflected in the financial statements of the Company certified by an independent certified public accountant for those years, and that in the opinion of such certifying accountants either such returns properly reflect the Company's federal income taxes for the periods covered thereby or the Company has paid, or made adequate provision for the payment of, all federal income taxes for such fiscal years; and

         (c) An incumbency certificate for the Chairman of the Board, the President, the principal financial officers, and other persons who will sign the Notes pursuant to this Agreement on behalf of the Company; and

         (d) A copy of the Company's Board of Directors' resolutions authorizing the borrowings under this Agreement, certified by the Secretary or an Assistant Secretary of the Company as being in full force and effect as of the date of the Effective Date; and

         (e)     a favorable opinion from counsel for the Company stating that:

                 (i) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, and the execution, delivery and performance of this Agreement and the Notes are within the Company's corporate powers;

                 (ii) The Company has the necessary corporate power to carry on its business as then being conducted;

                 (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary;

                 (iv) The Company is a duly certificated air carrier and there are in force all permanent or temporary certificates or other appropriate legal authority issued by appropriate governmental authorities to authorize the Company to engage in intrastate, interstate, overseas and foreign air transportation of persons, property and mail over the routes then operated by the Company;

                 (v) The Company has title to all of the flight equipment which it owns free and clear of all liens and encumbrances except as permitted by this Agreement;

                 (vi) All leases of flight equipment to which the Company is a party are valid and binding upon the lessors;

                 (vii) No consent of stockholders of the Company to the chattel mortgage or mortgages referred to in Section 7.6 hereof is required by law or by the Certificate of Incorporation or Bylaws of the Company or otherwise;

                 (viii) All corporate steps necessary to authorize the execution and delivery of this Agreement and the Notes and the Company's performance thereunder have been taken and no consent, approval, authorization, permit or license from any federal, state or other regulatory authority is required in connection therewith;

                 (ix) The borrowings hereunder, or the giving of the Notes, will not violate any provision of the Delaware Corporation Law or the Company's Certificate of Incorporation or Bylaws or any agreement, indenture, note or other instrument evidencing any material indebtedness for money borrowed to which the Company is a party or by which the Company or its assets is bound; and

                 (x) This Agreement and the Notes being issued to evidence such borrowings are legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject, however, to limitations imposed by law in connection with bankruptcy and similar proceedings.

         Section 5.2 All Borrowings. The Banks shall not be obligated to make any advance under the Notes, including the initial advance, and any Letter of Credit Bank shall not be obligated to issue any Letter of Credit, including the initial Letter of Credit, unless at the time thereof the Company shall have furnished to the Agent Bank an Officer's Certificate bearing that date, and stating that:

         (a)     There exists on that date no Default or Event of Default;

         (b) There exists on that date no Event of Default or default under any instrument evidencing or any agreement given in connection with Funded Debt of the Company;

         (c) Such borrowing or issuance of such Letter of Credit will not contravene any agreement, indenture or instrument to which the Company is a party or by which it may be bound and which is material to the financial condition of the Company; and

         (d) The representations and warranties contained in Sections 6.1, 6.3, 6.4, 6.7(a), 6.7(c), 6.8, 6.9, 6.10, 6.11, 6.13, and 6.14 hereof are true on and as of such date, except to the extent of changes caused by the transactions herein contemplated.

         (e) The extension(s) of credit being made on such date are legal, valid and binding obligations of the Company, the resolutions of the Board of Directors of the Company referred to in Section 5.1(d) hereof remain in full force and effect, and the officers of the Company requesting such advances are duly authorized and empowered to do so.

         Further, any conversion of a Syndicated Loan from one type to another as contemplated by Section 3.9 hereof shall be deemed to be a representation by the Company that the matters referred to in paragraphs (a) through (e) above continue to be true and correct.

                  ARTICLE VI.  REPRESENTATIONS AND WARRANTIES

         The Company hereby represents, covenants and warrants to the Agent Bank, the Letter of Credit Banks and each of the Banks as follows:

         Section 6.1 Organization; Standing, Etc. The Company is a corporation duly organized and existing under the laws of the State of Delaware, has the corporate power to own its property and carry on its business as being conducted, and is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary.

         Section 6.2 Financial Statements. The Company has furnished the Banks with the following financial statements, identified by the certificate of a principal financial officer of the Company: balance sheets of the Company as at June 30, 1994 and June 30, 1995, and income and reinvested earnings statements of the Company for the years ended on such dates, respectively, all certified by Arthur Andersen & Co. Such financial statements are true and correct and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved. The balance sheets and their accompanying notes present fairly the condition of the Company as of the dates thereof, and the income and reinvested earnings statements present fairly the results of the operations of the Company for the periods indicated. There has been no material adverse change in the condition or operation of the Company since June 30, 1995.

         Section 6.3 Litigation. There is no action or proceeding pending or threatened against the Company before any court or administrative agency which, in the reasonable opinion of the Company, is likely to be determined in a manner which would result in any material adverse change in the condition or operation of the Company and the Company is not in default with respect to any order, writ, injunction or decree of any court or administrative agency, which would have a material adverse effect on the Company.

         Section 6.4 Business; Status as Air Carrier. (a) The Company is a duly certificated air carrier and there are in force any certificates or other appropriate authority issued by appropriate governmental authorities necessary to authorize the Company to engage in intrastate, interstate, overseas and foreign air transportation of persons, property and mail over the routes operated by the Company; and (b) no proceedings are pending or threatened, by or before any public body, agency or authority, domestic or foreign, including but not limited to proceedings to alter, amend, modify, suspend or revoke such certificates in whole or in part, which might seriously affect adversely the income from, title to, or possession of, any of the properties of the Company, to an extent which would constitute a material adverse change in the business or condition of the Company.

         Section 6.5 Funded Debt. The Company does not have outstanding any Funded Debt except as set forth on Schedule I to this Agreement; and there exists no default under the provisions of any instrument evidencing such indebtedness or agreement relating thereto.

         Section 6.6 Title to Properties, Etc. The Company and its Subsidiaries have good and marketable title to their properties and assets, including the properties and assets reflected in the balance sheets described in Section 6.2 hereof, subject to no mortgage, pledge, encumbrance, lien or charge of any kind except mortgages, pledges, encumbrances, liens or charges permitted by Section 8.1 hereof.

         Section 6.7  Tax Returns and Payments.

         (a) The Company has filed all federal income tax returns which are required to be filed, and has paid all taxes as shown on said returns and on all assessments received by it to the extent that such taxes (other than those which the Company is contesting in good faith by appropriate proceedings being diligently conducted) have become due;

         (b) The federal income tax liability of the Company has been finally determined by the Internal Revenue Service and satisfied for all fiscal years prior to and including the fiscal year ended June 30, 1992, except for a pending refund claim filed by the Company with the Internal Revenue Service with respect to the fiscal year ended June 30, 1984;

         (c) All other tax returns and reports of the Company which are required to be filed have been duly filed, and all taxes and government charges (other than those for which payment may be withheld without penalty or those which the Company is contesting in good faith by appropriate proceedings being diligently conducted) upon the Company, its assets, income or franchises which are due and payable have been paid.

         Section 6.8 Compliance With Other Instruments. The Company is not a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition; neither the execution nor delivery of this Agreement nor the Notes herein described, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of the Company or of any agreement or instrument to which the Company is now a party, which breach would have a material adverse effect on the condition or operation of the Company.

         Section 6.9 Offering of Notes. Neither the Company nor any agent acting on its behalf has offered the Notes to be issued hereunder for sale to, or solicited any offers to buy the said Notes from, any Person other than the Banks signatory to this Agreement, and neither the Company nor any agent acting on its behalf will take any action which would subject the issuance or sale of the said Notes to the provisions of Section 5 of the Securities Act of 1933, as amended.

         Section 6.10 Use of Proceeds. The Company is not engaged, principally or as one of the Company's important activities, in the business of purchasing or carrying any "margin stock" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System and no part of the proceeds of any advance hereunder will be used to purchase or to carry any such stock or to extend credit to others for the purpose of purchasing or carrying any such stock.

         Section 6.11 Governmental Regulation. No consent, approval, authorization, permit or license from any federal, state or other regulatory authority is required in connection with the making, delivery or performance of this Agreement or the Notes by the Company.

         Section 6.12 Subsidiaries. Schedule II is a complete and correct list of all present Subsidiaries, all of which are corporations duly incorporated, in good standing and with corporate power to transact the business presently conducted by them. Except as disclosed in Schedule II, the Company owns, directly or indirectly through one or more

Subsidiaries, all the shares of each of the Subsidiaries (except directors' qualifying shares, if any), and all such shares are validly issued, fully paid and non-assessable and are free and clear of all liens and rights of others whatsoever.

         Section 6.13 ERISA. The Company and each Subsidiary have met their minimum funding requirements under the Employee Retirement Income Security Act of 1974, as amended from time to time, with respect to all their employee benefit plans covered by the minimum funding requirements of said Act, and have not incurred any material liability to the Pension Benefit Guaranty Corporation (or any entity succeeding to any or all of said Corporation's functions under said Act) under said Act in connection with any such plan.

         Section 6.14 Environmental Matters. The Company and its Subsidiaries are in substantial compliance with all applicable federal, state and local environmental laws, regulations and ordinances governing their respective business, properties or assets with respect to discharges into the ground and surface water, emissions into the ambient air and generation, storage, transportation and disposal of waste materials or process by-products, except such noncompliances as are not likely to have a material adverse effect on the property, assets, business, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole. All licenses, permits or registrations required for the business of the Company and its Subsidiaries under any federal, state or local environmental laws, regulations or ordinances have been secured, and the Company and each Subsidiary are in substantial compliance therewith, except such licenses, permits or registrations the failure to secure or to comply therewith are not likely to have a material adverse effect on the property, assets, business, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

ARTICLE VII.  AFFIRMATIVE COVENANTS

         The Company covenants and agrees that until all of its obligations hereunder have been discharged and the obligations of the Banks to make advances terminated, it will:

         Section 7.1 Insurance. Keep adequately insured, by financially sound and reputable insurers, all property of the character usually insured by corporations engaged in the same or similar businesses similarly situated, against loss or damage of the kind customarily insured against by such corporations, and carry adequate liability insurance and other insurance of a kind generally carried by corporations engaged in the same or similar businesses similarly situated; provided, however, that nothing herein contained shall be construed to mean that a deductibility clause in any such insurance, which, in effect, results in self-insurance of a level or portion of losses considered reasonable by the Company's management, shall render such insurance inadequate; and provided further, that in the case of a lease to the United States Government or an agency thereof of any aircraft or other property, indemnity therefrom by the United States Government will be considered adequate insurance against the risks that are the subject of any such indemnity.

         Section 7.2 Payment of Taxes. Duly file all federal income tax returns and all other tax returns and reports which, to the knowledge of the officers of the Company are required to be filed and pay when due all taxes and governmental charges assessed against it, its assets, income or franchises, except to the extent and so long as contested in good faith.

         Section 7.3 Financial Statements. Deliver to each Bank, so long as such Bank shall hold any Note issued hereunder or is committed to lend hereunder:

         (a) As soon as practicable and in any event within two (2) months after the end of each quarterly period (other than the last quarterly period in each fiscal year) an income statement of the Company for the period from the beginning of the current fiscal year to the end of such quarterly period, and a balance sheet of the Company as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by a principal financial officer of the Company, subject to changes resulting from year-end adjustments; and a statement as of the end of such quarterly period of the calculations made by the Company establishing its compliance with the provisions of Sections 8.1, 8.2 and 8.4 hereof, in sufficient detail to permit the Banks to determine how the conclusions on such statement were arrived at, certified by a principal financial officer of the Company as accurate in all material respects;

         (b) As soon as practicable and in any event within three (3) months after the end of each fiscal year, an income statement and a statement of reinvested earnings of the Company for such year, and a balance sheet of the Company as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail and satisfactory in scope to the Banks and certified by independent certified public accountants of national standing selected by the Company; and a statement as of the end of such fiscal year of the calculations made by the Company establishing its compliance with the provisions of Sections 8.1, 8.2 and 8.4 hereof, in sufficient detail to permit the Banks to determine how the conclusions on such statement were arrived at, certified by a principal financial officer of the Company as accurate in all material respects;

         (c) Copies of all financial statements, reports and returns which it shall send to its stockholders;

         (d) Promptly after the sending or filing thereof, copies of all periodic reports, if any, which the Company shall have filed with the Securities and Exchange Commission (or any governmental agency or agencies substituted therefor) under Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or with any national securities exchange; and

         (e) With reasonable promptness such other financial data as any Bank may reasonably request through the Agent Bank.

         Section 7.4 Maintenance of Equipment. Maintain substantially all of its equipment (except surplus or obsolete equipment) in good operating order.

         Section 7.5 Inspection. Permit any Person designated by any Bank in writing, to visit and inspect any of the properties, corporate books and financial records of the Company and its Subsidiaries at the Bank's expense, and to discuss the affairs, finances, and accounts of any such corporation with the principal officers of the Company, all at such reasonable times and as often as such Bank may reasonably request. This covenant shall be subject to applicable governmental and industrial security regulations.

         Section 7.6 Security for Notes. In the event the Company secures by mortgage, pledge, encumbrance, lien or other charge any debt other than as permitted by Section 8.1 hereof, the Company shall secure equally and ratably the indebtedness incurred hereunder.

         Section 7.7 Notice of Any Default or Event of Default. As soon as practicable (but in any event not more than five (5) days after the Chairman of the Board, the President, or a principal financial officer of the Company obtains knowledge of a Default or an Event of Default as specified in Article IX hereof), the Company will deliver to each Bank an Officer's Certificate specifying the nature thereof, the period of existence thereof and what action the Company has taken or proposes to take with respect thereto.

         Section 7.8 ERISA Reporting Requirements. With respect to any employee benefit plan subject to Title IV of ERISA, the Company shall, if requested by the Agent Bank, provide the Agent Bank with copies of the most recent annual reports or returns (IRS Form 5500), audited or unaudited financial statements and actuarial valuations with respect to such plans. In addition, the Company shall provide the Agent Bank copies of any notice filed with the Pension Benefit Guaranty Corporation with respect to any "Reportable Event" as defined in Section 4043 of ERISA, and the Agent Bank shall forward copies of any such notice to the Banks.

                       ARTICLE VIII.  NEGATIVE COVENANTS

         Until all of its obligations hereunder have been discharged and the obligations of the Banks to make advances terminated, the Company covenants that it will not and will not permit any Subsidiary to:

         Section 8.1 Liens. Create, assume or suffer to exist any mortgage, pledge, encumbrance, lien or charge of any kind upon any of its property or assets, whether now owned or hereafter acquired, except: (i) mortgages, pledges, encumbrances, liens or charges where (x) the aggregate indebtedness secured by such mortgages, pledges, encumbrances, liens or charges at any time does not exceed the sum of (a) the greater of

$50,000,000 or ten percent (10%) of Equity plus (b) the amount outstanding under the obligations described on Schedule I hereof as "Secured", and (y) such mortgages, pledges, encumbrances, liens or charges do not extend to flight equipment owned by the Company or any other Subsidiary unless (1) the indebtedness secured thereby is limited to indebtedness incurred in connection with the acquisition of the flight equipment so encumbered, and (2) the cost of the flight equipment so encumbered does not represent in the aggregate, for the Company or the Subsidiary, as the case may be, more than 10% of the cost of all flight equipment owned by the Company or the Subsidiary, as the case may be, and (3) the number of aircraft so encumbered shall not exceed 10% of the number of aircraft owned by the Company or the Subsidiary, as the case may be; (ii) liens for taxes not yet due or which are being contested in good faith; (iii) other liens, charges and encumbrances incidental to the conduct of its business or the ownership of its property and assets which were not incurred to secure the repayment of borrowed money or other advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business; (iv) liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens, for sums not yet due or already due but the validity of which is being contested in good faith; (v) mortgages, pledges, encumbrances, liens or other charges on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Company or another Subsidiary; and (vi) any mortgage, pledge, encumbrance, lien or other charge required by Section 7.6 hereof.

         Section 8.2 Debt. Create, incur, assume or suffer to exist, for the Company and the Subsidiaries taken together, (a) Current Debt in an aggregate principal amount at any one time outstanding in excess of 100% of all accounts receivable of the Company and its Subsidiaries outstanding as of the last day of the second calendar month next preceding the month in which such calculation of Current Debt is made, all computed in accordance with generally accepted accounting principles as in effect from time to time; or (b) Convertible Subordinated Debt in excess of 33.3% of Equity; or (c) Funded Debt, Current Debt (other than Convertible Subordinated Debt) and all Guaranty Liabilities (as defined below) in an amount at any one time which exceeds 150% of Equity at such time. For purposes of this Section 8.2, "Guaranty Liabilities" shall mean all liabilities of the Company and any Subsidiary of the Company as guarantor, surety, accommodation endorser or other accommodation party on behalf of any Person where the underlying obligation of such Person covered by, or the subject of, such guaranty or contingent undertaking would constitute Current Debt or Funded Debt, as defined herein, if such Person were the Company; provided, however, that (x) guarantees or other contingent undertakings by the Company on behalf of any Subsidiary, by any Subsidiary on behalf of any other Subsidiary, or by any Subsidiary on behalf of the Company and (y) the contingent undertakings as set forth on Schedule III hereto, shall not constitute Guaranty Liabilities.

         Section 8.3 Mergers; Disposition of Assets. Merge or consolidate with any corporation or sell, lease or transfer or otherwise dispose of all or a substantial part of its assets in any transaction or series of related transactions, except that (i) any Subsidiary may merge or consolidate with the Company or any one or more other Subsidiaries; (ii) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Company or another Subsidiary; (iii) any Subsidiary may sell or otherwise dispose of all or substantially all of its assets, provided that (a) such sale or other disposition is for a consideration which represents fair value (as determined in good faith by the Company) at the time of such sale or disposition, and (b) the assets so disposed of do not constitute a substantial part of the aggregate assets of the Company and the Subsidiaries; (iv) the Company may dispose of aircraft in the ordinary course of its business, provided that such sale or other disposition is for a consideration which represents fair value (as determined in good faith by the Company) at the time of such sale or disposition; and (v) the Company may merge or consolidate with another corporation, provided that (a) the Company shall be the continuing or surviving corporation, (b) a majority of the board of directors of the Company for a period of six (6) months after the effective date of such merger consists of individuals who were directors of the Company twelve (12) months prior to such effective date, and (c) immediately after such merger or consolidation there shall exist no Event of Default as defined in
Article IX hereof.

         Section 8.4 Leases. Enter into or permit to remain in effect any flight equipment lease agreements which, as of the close of any fiscal year, cause the Company's consolidated flight equipment rental expense for such fiscal year to exceed eight percent (8%) of the Company's consolidated operating revenues for such fiscal year, provided that any such lease agreements as may be necessary in connection with interchange agreements between the Company and other airline related businesses shall not be included in such calculation.

                            ARTICLE IX.  DEFAULTS

         Section 9.1. Events of Default. Upon the occurrence of any one of the following Events of Default:

         (a) Default in any interest payment or principal payment or mandatory prepayment on any Note or any Reimbursement Obligation when due and the continuance thereof for five (5) days; or

         (b) Default in the payment of any Commitment Fee or any fee or charge to be paid pursuant to Article IV hereof, when the same is due hereunder and the continuance thereof for ten (10) days; or

         (c) The Company shall institute a voluntary case seeking liquidation or reorganization under Chapter 7 or Chapter 11, respectively, of the United States Bankruptcy Code, or shall consent to the institution of an involuntary case thereunder against it; or the Company shall otherwise institute any similar proceeding under any other applicable federal or state law, or shall consent thereto; or the Company shall apply for, or by consent or acquiescence there shall be an appointment of, a custodian, receiver, liquidator, sequestrator, trustee or other officer with similar powers, for the Company, or for all or a material part of its properties; or the Company shall make an assignment for the benefit of creditors; or the Company shall have ceased to pay its debts generally as they become due; or if an involuntary case shall be commenced seeking the liquidation or reorganization of the Company under Chapter 7 or Chapter 11, respectively, of the United States Bankruptcy Code or any similar proceeding shall be commenced against the Company under any other applicable federal or state law and (i) the petition commencing the involuntary case is not timely controverted, (ii) the petition commencing the involuntary case is not dismissed within forty-five (45) days of its filing, (iii) an interim trustee is appointed to take possession of all or a portion of the property and/or to operate all or any part of the business of the Company, or
(iv) an order for relief (other than the petition itself) shall have been issued or entered therein; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, sequestrator, trustee or other officer having similar powers for the Company or for all or a part of its properties, shall have been entered; or any other similar relief shall be granted against the Company under any applicable federal or state law; or

         (d) Default in the observance or performance of any of the affirmative or negative covenants of the Company hereunder and, where there has been a default in an affirmative covenant of the Company, such default shall not have been remedied within thirty (30) days after written notice thereof shall have been given the Company by any Bank; or

         (e) Any representation or warranty made by the Company herein or in any certificate furnished to the Banks hereunder proves to have been false or breached in any material respect on the date as of which made or on the date of any extension of credit hereunder, or any statement or certificate furnished by the Company pursuant hereto shall prove to have been false in any material respect at any date as of which the facts therein set forth were stated or certified; or

         (f) Seizure under any legal process of a substantial share of the assets of the Company if release is not obtained within thirty (30) days of such seizure; or

         (g) Default in any payment of principal or interest on any other obligation for borrowed money or the deferred purchase price of property beyond any period of grace provided with respect thereto, or in the payment of any capital leases, or in the performance or observance of any other agreement, term or condition contained in any agreement under which any such obligation is created, if the effect of such default is to cause, or permit the holder or holders of such obligation (or a trustee acting on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity, provided such obligations or agreements have aggregate outstanding amounts of $25,000,000 or more; or

         (h) The Company shall have failed to meet its minimum funding requirements under the Employee Retirement Income Security Act of 1974, as amended from time to time (including any rules or regulations promulgated thereunder) with respect to any of its employee benefit plans which are covered by Title IV of said Act (or to which Section 412 of the Internal Revenue Code of 1986, as amended, applies), which failure has resulted in a material liability for excise tax under Section 4971 of said Code; or any of its plans aforesaid shall be the subject of voluntary or involuntary termination proceedings which may result in an uninsured payment or repayment liability of the respective corporation to the Pension Benefit Guaranty Corporation (or any entity succeeding to any or all of its functions under said Act) in an amount which is material in relation to the net worth of the Company;

then, in the event that an Event of Default under (a) or (b) above should occur, any Bank may, at its option, by a written notice to the Company with copies to each other Bank, if such Event of Default be continuing at the time such notice is received by the Company, either: (i) declare the obligation of such Bank to extend credit to the Company hereunder to be immediately terminated, whereupon such obligation shall terminate; or (ii) declare any Note held by it to be forthwith due and payable whereupon such Note(s), with accrued interest thereon, shall become forthwith due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company; or (iii) demand that the Company immediately deposit as cash collateral with the Agent Bank, for such Bank's account, an amount equal to such Bank's pro rata share of the Stated Amount of all outstanding Letters of Credit; or (iv) all of the foregoing. In the event that an Event of Default under (a), (b), or (d) through (h) above should occur, if such Event of Default be continuing, the Majority Banks may, at their option, by written notice to the Company, exercise the remedies listed in (i), (ii),
(iii) and (iv) above on behalf of all the Banks. In the event that an Event of Default under (c) above should occur, the Total Commitments of the Banks shall automatically terminate and the principal of and accrued interest on any Notes then outstanding, all unpaid Reimbursement Obligations and any accrued fees, together with an amount equal to the Stated Amount of all outstanding Letters of Credit (without regard to whether a draft has been presented under any of such Letters of Credit), to be held as cash collateral by the Agent Bank for the Reimbursement Obligations of the Company with respect to such outstanding Letters of Credit, shall automatically become due and payable, without protest, presentment, notice or demand, all of which are expressly waived by the Company.

                          ARTICLE X.  YIELD PROTECTION

         Section 10.1  Increased Cost of Eurodollar Rate Loans.

         (a) If, as a result of any change after the date of this Agreement in (including the introduction of any new) applicable United States, state or foreign laws or regulations or the adoption or making of any interpretations, directives or requests thereof or thereunder by any court or governmental authority charged with the interpretation or administration thereof, one or more of the following events occur (herein called "Increased Cost Changes"):

                 (i) the basis of taxation of payments to any Bank of the principal of or interest on any Eurodollar Rate Loan or any other amounts payable under this Agreement in respect thereof (other than taxes imposed on the aggregate net income of such Bank or of its Eurodollar Lending Office by the jurisdiction in which the Bank has its principal office or such Eurodollar Lending Office) is changed; or

                 (ii) any reserve, special deposit or similar requirements against the assets of, deposits with or for the account of, or credit extended by, any Bank are imposed, modified or deemed applicable; or

                 (iii) any other condition affecting this Agreement or any Eurodollar Rate Loan is imposed on any Bank or (in the case of Eurodollar Rate Loans) the London interbank market;

and a Bank determines that, by reason thereof, the cost to such Bank of making or maintaining any of the Eurodollar Rate Loans is increased by an amount reasonably determined by such Bank, or any amount receivable by such Bank hereunder in respect of any of the Eurodollar Rate Loans is reduced by an amount reasonably determined by such Bank (such increases in cost and reductions in amounts receivable being herein called "Increased Costs"), then the Company shall pay to such Bank on the next interest payment date for the affected Eurodollar Rate Loans such additional amount or amounts (which shall be set forth in a notice from such Bank to the Company stating the cause and amount of such Increased Costs) as will compensate such Bank for such Increased Costs. Each Bank will immediately notify the Company of any event of which such Bank has knowledge that will entitle such Bank to compensation pursuant to this Section 10.1(a) and will exercise reasonable diligence to designate a different Eurodollar Lending Office, and/or take other measures which will avoid the need for such compensation for Increased Costs and will not result in material cost to such Bank, or be otherwise disadvantageous (in such Bank's sole determination) to such Bank.

         (b) Without limiting the effect of the foregoing, the Company shall pay (without duplication as to amounts paid under Section 10.1(a) hereof) to any Bank on each interest payment date as to Eurodollar Rate Loans so long as such Bank may be required to maintain reserves against "Eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Reserve System an additional amount (determined by such Bank and notified to the Company through Agent Bank) equal to the sum of the products of the following for each Eurodollar Rate Loan for each day on which such Bank is required to maintain such reserves during the Interest Period for such Loan for which interest is being paid:

                 (i) the principal amount of such Eurodollar Rate Loan outstanding on such day; times

                 (ii) the remainder of (x) a fraction the numerator of which is LIBOR (expressed as a decimal) used to determine the Eurodollar Rate for such Eurodollar Rate Loan for such Interest Period as provided in this Agreement and the denominator of which is one minus the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Bank on such day minus (y) such numerator; times

                 (iii)    1/360.

         (c) Determinations by any Bank for purposes of this Section 10.1 of the effect of any Increased Cost Change on such Bank's costs of making or maintaining Eurodollar Rate Loans or on amounts receivable by it in respect of Eurodollar Rate Loans, and of the additional amounts required to compensate such Bank in respect thereof, shall be conclusive, provided that such determinations are made reasonably and in good faith.

         (d) If the Company is required to pay additional amounts to any Bank under paragraph (a) or (b) of this Section 10.1, the Company may (in addition to paying such additional amounts to such Bank) at the Company's option at any time, subject to the provisions of Section 10.3 hereof, convert all of the Eurodollar Rate Loans of such Bank which are affected by such Increased Costs to Base Rate Loans in accordance with this Agreement.

         Section 10.2 Change of Law. Notwithstanding any other provision herein, in the event that any change in applicable law, rule or regulation or in the interpretation or administration thereof (including the issuance of any new law, rule, regulation or interpretation, or any new administration thereof), of or in any jurisdiction whatsoever, shall make it unlawful for any Bank to make or maintain a Eurodollar Rate Loan (or to convert Base Rate Loans into Eurodollar Rate Loans), or shall materially restrict the authority of any Bank to purchase or sell, or to take deposits of Eurodollars, then the obligation of such Bank to make Eurodollar Rate Loans (and the right of the Company to convert Base Rate Loans into Eurodollar Rate Loans) shall be suspended for the duration of such illegality or restriction and the Company shall forthwith convert all Eurodollar Rate Loans of such Bank then outstanding to Base Rate Loans in accordance with the terms of this Agreement.

         Section 10.3 Funding Losses. The Company shall indemnify a Bank against, and reimburse such Bank on demand for, any loss or expense incurred or sustained by such Bank, as reasonably determined by such Bank, as a result of any payment or prepayment (whether by reason of a voluntary prepayment by the Company or by reason of a mandatory prepayment of the Loans by reason of an Event of Default, pursuant to Section 3.17 hereof or other mandatory prepayment provision relating to all outstanding Loans set forth herein) or conversion of a Eurodollar Rate Loan or Competitive Bid Loan made by such Bank on a day other than the last day of an Interest Period for such Loan.

         Section 10.4 Increased Cost of Maintaining Letters of Credit. (a) If, as a result of any change after the date of this Agreement in (including the introduction of any new) applicable United States, state or foreign laws or regulations or the adoption or making of any interpretations, directives or requests thereof or thereunder by any court or governmental authority charged with the interpretation or administration thereof, one or more of the following events occur (herein called "Increased Letter of Credit Cost Changes"):

                 (i) any reserve, special deposit or similar requirements against the Letters of Credit are imposed, modified or deemed applicable; or

                 (ii) any other condition regarding the issuance, maintenance of, or participation in the Letters of Credit are imposed upon any Letter of Credit Bank or any other Bank, and the result of any such event shall be to increase the cost to such Letter of Credit Bank or such other Bank of issuing, maintaining, or participating in the Letters of Credit;

and such Letter of Credit Bank or such other Bank determines that, by reason thereof, the cost to such Letter of Credit Bank or such Bank of issuing, maintaining, or participating in any of the Letters of Credit is increased by an amount reasonably determined by such Letter of Credit Bank or such Bank, then, within fifteen (15) days of such Letter of Credit Bank or such Bank obtaining knowledge of such change in law, regulation or interpretation thereof, such Letter of Credit Bank or such Bank shall so notify the Company, and upon receipt of such notice from such Letter of Credit Bank or such Bank, the Company shall promptly pay to such Letter of Credit Bank or such Bank, from time to time as specified by such Letter of Credit Bank or such Bank, additional amounts which shall be sufficient to compensate such Letter of Credit Bank or such Bank for such increased cost.

         (b) Determinations by a Letter of Credit Bank or any Bank for purposes of this Section 10.4 of the effect of any Increased Letter of Credit Cost Change, and of the additional amounts required to compensate such Letter of Credit Bank or such Bank in respect thereof, shall be conclusive, provided that such determinations are made reasonably and in good faith.

         Section 10.5 Mandatory Repayment or Conversion on Certain Events. On the last day of an Interest Period during which any Orderly Replacement Event occurs (which relates to all Banks) and no later than four Eurodollar Business Days after any Immediate Replacement Event relating to one or more Banks, all outstanding Eurodollar Rate Loans of such Banks shall, at the option of the Company, be either: (a) prepaid in full by the Company, together with any accrued and unpaid interest thereon, or (b) converted to Base Rate Loans. Each Bank shall promptly notify the Company and Agent Bank of any Immediate Replacement Event and any Orderly Replacement Event known to such Bank.

         Section 10.6  Survival.  The obligations of the Company under Sections
10.1 through 10.4 of this Agreement shall survive the repayment of the Loans and all Reimbursement Obligations and the cancellation of the Notes.

                          ARTICLE XI.  THE AGENT BANK

         Section 11.1 Authorization and Action. Each Bank hereby appoints and authorizes the Agent Bank to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to it as Agent Bank by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and the Agent Bank hereby accepts such authorization and appointment. As to any matters not expressly provided for by this Agreement and the Notes or provided for with specific reference to this
Section 11.1 (including, without limitation, enforcement or collection of the Notes), the Agent Bank shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from action) upon the instructions of the Majority Banks and such instructions shall be binding upon all Banks and all holders of the Notes; provided, however, that the Agent Bank shall not be required to take any action which exposes the Agent Bank to liability or which is contrary to this Agreement or the Notes or applicable law. As to any provisions of this Agreement under which action may be taken or approval given by the Majority Banks, and except for the provisions contained herein relating to the increase in the Commitments as such increase relates to a given Bank, the action taken or approval given by the Majority Banks shall be binding upon all Banks to the same extent and with the same effect as if each Bank had joined therein. The Agent Bank shall be entitled to rely upon any note, notice, consent, certificate, affidavit, letter, telegram, teletype message, facsimile transmission, statement, order or other document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons and, in respect of legal matters, upon the opinion of counsel selected by the Agent Bank. The Agent Bank may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent Bank. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any note or notes issued in exchange therefor.

         Section 11.2 Agent Bank's Reliance, Etc. Neither the Agent Bank nor any of its directors, officers, agents or employees shall be liable to any Bank for any action taken or omitted to be taken by it or by such directors, officers, agents or employees under or in connection with this Agreement or the Notes, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent Bank: (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable to any Bank for any action taken or omitted to be taken in good faith by it in accordance with the advice of such experts; (ii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement or the Notes; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the Notes on the part of the Company or to inspect the property (including the books and records) of the Company; (iv) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the Notes, or any other instrument or document furnished pursuant thereto; and (v) shall incur no liability under or in respect to this Agreement or the Notes by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, facsimile transmission, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         Section 11.3 Agent Bank and Affiliates. With respect to its Commitment, the Loans made by it and the Notes issued to it, the Agent Bank shall have the same rights and powers under this Agreement as any other Bank and may exercise the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent Bank; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include the Agent Bank in its individual capacity. Unrelated to its role as Agent Bank as set forth herein, the Agent Bank and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with, the Company, and any Person who may do business with or own securities of the Company, all as if it were not the Agent Bank and without any duty to account therefor to the Banks.

         Section 11.4 Representations of the Banks. Each Bank acknowledges that it has, independently and without reliance upon the Agent Bank, or any affiliate or subsidiary of the Agent Bank, or any other Bank and based on the financial statements referred to in Section 6.2 hereof and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement; and that each Bank has actively engaged in the negotiation of all of the terms of this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or the Notes. The Agent Bank has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect to the Company whether coming into its possession as of the date of this Agreement or at any time thereafter, or to notify any Bank of any Event of Default except as provided in Section 11.5 hereof. This Agreement and all instruments or documents delivered in connection with this Agreement have been reviewed and approved by each Bank and the Banks have not relied on the Agent Bank as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder.

         Section 11.5 Events of Default. In the event of the occurrence of any Default or Event of Default, any Bank knowing of such event may (but shall have no duty to), or the Company pursuant to Section 7.7 hereof shall, give the Agent Bank written notice specifying such Event of Default or other event and expressly stating that such notice is a "notice of default". The Agent Bank shall not be deemed to have knowledge of such events unless the Agent Bank has received such notice, or unless the Agent Bank has actual notice of such Default or Event of Default or other event in its capacity as one of the Banks or unless the Event of Default consists of a failure of payment of principal or interest on any of the Notes. In the event that the Agent Bank receives such a notice of the occurrence of an Event of Default, or has actual knowledge thereof, the Agent Bank shall give written notice thereof to the Banks. The Agent Bank shall take such action with respect to such Default or Event of Default as shall be reasonably directed in writing by the Majority Banks; provided, however, that, unless and until the Agent Bank shall have received such directions, the Agent Bank may take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable and in the best interest of the Banks.

         Section 11.6 Right to Indemnity. Except for action expressly required of the Agent Bank hereunder, the Agent Bank shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         Section 11.7 Indemnification. The Banks hereby agree to indemnify the Agent Bank and the Letter of Credit Banks (to the extent not reimbursed by the Company), ratably according to their respective Commitments, as set forth in Section 2.2 hereof, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent Bank and/or such Letter of Credit Bank in any way relating to or arising out of this Agreement, the Notes and/or the Letters of Credit issued by such Letter of Credit Bank or any action taken or omitted by the Agent Bank and/or such Letter of Credit Bank under this Agreement, the Notes and/or such Letters of Credit; provided, however, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent Bank's or such Letter of Credit Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent Bank and/or the applicable Letter of Credit Bank promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent Bank and/or such Letter of Credit Banks in connection with the administration, or enforcement of, or the preservation of any rights under, this Agreement, the Notes and/or the Letters of Credit, to the extent that the Agent Bank or such Letter of Credit Bank is not reimbursed for such expenses by the Company.

         Section 11.8 Successor Agent Bank. The Agent Bank may resign at any time by giving written notice thereof to the Banks and the Company and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Company shall have the right to appoint a successor Agent Bank, subject to confirmation by the Majority Banks. If no successor Agent Bank shall have accepted such appointment within 30 days after the retiring Agent Bank's giving of notice of resignation or the Majority Banks' removal of the Agent Bank the Agent Bank may, on behalf of the Banks, appoint a successor Agent Bank who shall be willing to accept such appointment. In any event such successor Agent Bank shall be a commercial bank organized under the laws of the United States of America or of any State thereof and shall have a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Agent Bank hereunder by a successor Agent Bank, such successor Agent Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent Bank, and the retiring or removed Agent Bank shall be discharged from its duties and obligations as agent under this Agreement. After any Agent Bank's resignation or removal hereunder as Agent Bank, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent Bank under this Agreement.

                          ARTICLE XII.  MISCELLANEOUS

         Section 12.1 Rights and Remedies. No delay or failure of the Banks, the Letter of Credit Banks or the Agent Bank or any one of them or of the Company in exercising any rights, powers or privileges hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies of the Banks, the Letter of Credit Banks and the Agent Bank or any one of them and of the Company under this Agreement are cumulative and not exclusive of any rights or remedies which they would otherwise have. Failure on the part of any Bank, the Letter of Credit Banks, the Agent Bank or the Company to exercise any right, power or privilege given it hereunder shall not be the breach of any obligation of the Bank or the Company to any other party to this Agreement or to any other Person.

         Section 12.2 Notices. Except as otherwise expressly provided for herein, notices, which may be given or are required to be given hereunder, shall be in writing and may be mailed, postage prepaid, addressed as follows or sent by telex or facsimile:

         (a)     If to the Company, both to:

                          "Delta Air Lines, Inc.
                          Attention:  Thomas J. Roeck, Jr.,
                            Senior Vice President-Finance and
                            Chief Financial Officer
                          Hartsfield Atlanta International Airport
                          Atlanta, Georgia  30320"
                          Facsimile:  (404) 715-5042

                          And to:

                          "Delta Air Lines, Inc.

                          Attention:  James H. Sanregret
                                          Treasurer
                          Administrative Center
                          Hartsfield Atlanta International Airport
                          Atlanta, Georgia  30320."
                          Facsimile:  (404) 715-5042

         (b)     If to Agent Bank:

                          "NationsBank of Georgia, N.A.
                          Attention:  Douglas J. Wallace
                             Vice President
                          P. O. Box 4899
                          Atlanta, Georgia  30302-4899"
                          Facsimile:  (404) 607-6467

         (c) If to any Bank or Letter of Credit Bank other than Agent Bank at that address, telex number or facsimile number designated in writing to the Company and the Agent Bank from time to time.

A party may specify a different address or facsimile number by furnishing such change in writing to all other parties hereto. Additionally, notice may, in lieu of being given by mail or facsimile, be delivered personally to any officer of any party to whose attention it could have been addressed.

         Section 12.3  Expenses, Indemnification, Etc.

         (a) The Company shall pay all reasonable costs, expenses, taxes and fees (i) incurred by the Agent Bank in connection with the preparation, execution and delivery of this Agreement, the Notes and all other documents incident hereto or thereto (collectively, the "Loan Documents") including, without limitation, the costs and professional fees of Alston & Bird, Atlanta, Georgia, whether or not any transaction contemplated hereby shall be consummated, and any and all stamp, intangible or other taxes that may be payable or determined in the future to be payable in connection therewith, (ii) incurred by the Agent Bank in connection with the administration of the Loans and the Loan Documents in accordance with the provisions thereof and the preparation, execution and delivery of any waiver, amendment or consent by the Banks, the Letter of Credit Banks or the Agent Bank relating to the Loan Documents including, without limitation, costs and professional fees of counsel for the Agent Bank; and (iii) actually incurred by the Agent Bank, the Letter of Credit Banks or any of the Banks in enforcing the Loan Documents including, without limitation, reasonable attorneys' fees of counsel for the Agent Bank, the Letter of Credit Banks or the Banks.

         (b) The Company shall indemnify the Agent Bank, the Letter of Credit Banks and each Bank and hold the Agent Bank, the Letter of Credit Banks and each Bank (and all directors, officers, employees and agents of any of the foregoing (the Agent Bank, the Letter of Credit Banks, the Banks and such directors, officers, employees and agents each referred to as an "Indemnified Party")) harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by an Indemnified Party, whether jointly or severally, and whether or not such Indemnified Party is designated a party thereto, arising out of or by reason of, or relating directly or indirectly to, (i) any investigation, litigation or other proceeding, pending or threatened, regarding any actions or failure to act by the Company involving this Agreement or any transaction contemplated hereby, (ii) any actual or proposed use by the Company or any of its Subsidiaries of the proceeds from any borrowing hereunder or any Letter of Credit, or (iii) the Agent Bank's, any Bank's, any Letter of Credit Bank's or the Company's entering into and complying with this Agreement or in issuing or delivering the Notes or any Letters of Credit and including, without limitation, the reasonable fees and disbursements of such Indemnified Party's separate counsel incurred in connection with any such investigation, litigation or other proceeding (which shall be advanced by the Company on request notwithstanding any claim or assertion that the Indemnified Party is not entitled to indemnification hereunder upon receipt of an undertaking to reimburse the Company if it is actually and finally determined by a court of competent jurisdiction that the party is not so entitled). However, the indemnity of the Company set forth herein shall not cover the costs, losses, liabilities, claims, damages or expenses (x) incurred by an Indemnified Party arising out of the bad faith or willful misconduct of such Indemnified Party (as actually and finally determined by a court of competent jurisdiction) or
(y) incurred by the Agent Bank in connection with a suit, claim or cause of action brought against the Agent Bank by a Bank pursuant to which such Bank alleges that the Agent Bank has failed to perform the ministerial duties of the Agent Bank as expressly set forth herein (such as administering the funding and collection of Loans, determining interest rates and the like).

         (c) The Agent Bank, each Letter of Credit Bank and each Bank agree that in the event that any investigation, litigation, suit, action or proceeding is asserted or threatened in writing or instituted against it or any other Indemnified Party for which the Agent Bank, any Letter of Credit Bank or any Bank may desire indemnity or defense hereunder, the Agent Bank, such Letter of Credit Bank or such Bank shall promptly notify the Company thereof in writing and agree, to the extent appropriate, to consult with the Company with a view to minimizing the cost to the Company of its obligations under this
Section 12.3.

         (d) No action taken by legal counsel chosen by an Indemnified Party in defending against any such investigation, litigation, suit, action or proceeding or requested remedial, removal or response action shall vitiate or in any way impair the obligations and duties of the Company hereunder to indemnify and hold harmless each Indemnified Party; provided, however, that if the Company is required to indemnify any Indemnified Party pursuant hereto, such Indemnified Party shall not settle or compromise any such investigation, litigation, suit, action or proceeding without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed) so long as the Company has provided evidence reasonably satisfactory to such

Indemnified Party that the Equity of the Company and its Subsidiaries on a consolidated basis is not less than zero.

         (e) The obligations of the Company under this Section 12.3 shall survive transfer, payment or satisfaction of any Note and any amendment, supplementation, modification or termination of this Agreement.

         Section 12.4 Amendments to this Agreement and the Notes. Any provisions of this Agreement and the Notes may be amended, terminated, waived or otherwise modified in writing by the Company and the Majority Banks, and any such amendment, termination, waiver or other modification shall be binding upon all of the Banks to the same extent and with the same effect as if each Bank had joined therein; provided, however, that, notwithstanding the foregoing:
(a) any provisions of this Agreement and the Notes with respect to any change in (i) the expressed maturity date of the whole or any principal or interest payable under any Note, (ii) the rate of interest payable under any Note or on the Reimbursement Obligations (other than any change in the rate of interest pursuant to the next to last paragraph of the definition of Applicable Margin),
(iii) the amount of any Commitment (except as permitted in Sections 2.3, 3.14 and 12.6), (iv) the amount or due date of any fees payable hereunder (other than any change in the amount of Commitment Fee pursuant to the next to last paragraph of Section 3.11 hereof), or (v) the due date of any principal of, or interest on, any Loan, or the date on which any Reimbursement Obligation is due and payable, or (vi) Section 3.19 or this Section 12.4, may be amended or otherwise modified only in a writing signed by the Company and all of the Banks; (b) any Event of Default described in Sections 9.1(a), 9.1(b) or 9.1(c) may be waived only in a writing signed by all of the Banks; (c) no provisions of Article XI shall be amended, modified, or waived without the consent of the Agent Bank; and (d) no provisions of Article IV shall be amended, modified or waived without the consent of each Letter of Credit Bank; provided, however, that the consent of any Letter of Credit Bank that has no outstanding or unreimbursed Letters of Credit and no obligation to issue Letters of Credit shall not be required. The definition of "Majority Banks" as set forth herein shall not be changed without the unanimous written consent of the Banks.

         Section 12.5 Agreement as to Right of Set-off, Sharing of Losses. So long as any Syndicated Note is outstanding, each Bank agrees that, if it has payment made to it on any Syndicated Note, whether by set-off or otherwise, including, but not limited to, any payment received by such Bank under any applicable bankruptcy, insolvency or similar laws, in a greater proportion than payments made on Syndicated Notes held by any other Bank, the Bank so receiving such greater proportionate payment agrees to purchase a portion of the Syndicated Notes held by the other Banks, so that after such purchase each Bank will hold an unpaid balance on its Syndicated Note bearing the same proportion to the then outstanding aggregate principal amount of the Syndicated Notes as such Bank's Commitment bears to the Banks' aggregate Commitments; provided that if any amount so received by any Bank in payment of the Syndicated Note held by it shall be, as a result of the reversal of the exercise of any such right (whether by court order or voluntary action on the part of such Bank), returned to the Company or the Subsidiary or paid as directed by such court order by such Bank, then each other Bank which shall have theretofore received its share of any such payment pursuant to this
Section 12.5 shall, upon demand, promptly repay, without interest, the amount of such share to such Bank, or, if the Bank exercising such right shall not have made the purchases provided for in this Section 12.5 prior to such reversal, the other Banks shall have no further rights under this Section 12.5 in respect to such amount. Except as provided in this Section and in Sections
11.6 and 11.7, no Bank shall be responsible to any other Bank for losses or claims which such Bank may incur in connection with the transactions contemplated by this Agreement. The Company agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 12.5 may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation.

         Section 12.6 Successors and Assigns. This Agreement shall be binding upon the Company and the Banks and their respective successors and assigns, and shall inure to the benefit of the Company and the Banks and their respective successors and assigns. The Company may not assign its rights or obligations hereunder, except as permitted by Section 8.3 hereof. Other than by virtue of operation of law, no Bank shall assign any portion of its Commitment hereunder unless (a) the portion of the Bank's Commitment to be assigned is equal to or greater than $25,000,000 (or such lesser amount as the Company may approve in its sole discretion), and the assigning Bank retains a Commitment in an amount equal to at least 50% of its Commitment at the Effective Date; (b) the assigning Bank has received the prior written approval of the Company and the Agent Bank to the proposed assignment; (c) the Agent Bank has been paid an assignment fee of $2,500 by the assigning Bank; and (d) the bank which has received the assignment of the Commitment, the assigning Bank, the Company and the Agent Bank shall have executed the Form of Assignment as set forth on Exhibit D hereto. Upon compliance with the provisions set forth above, such financial institution shall thereupon and thereafter be deemed to be a Bank for all purposes hereunder, and the Agent Bank shall give notice to all of the Banks of the assignment. There shall be no sale by any Bank of any participation in its Commitment; provided, however, any Bank may (x) pledge its Loans and/or Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank or (y) participate all or a portion of its Commitment and related outstandings hereunder to its parent company and/or any affiliate of such Bank which is at least fifty percent owned by such Bank or its parent company.

         Section 12.7 Holidays. When any payment hereunder falls due on a day that is not a Business Day, such payment shall be made as herein provided on the next succeeding Business Day. Interest shall continue to accrue on the principal to be paid until it is paid.

         Section 12.8 Law Governing. This Agreement shall be construed and performance thereof shall be determined according to the laws of the State of Georgia.

         Section 12.9 Disclosure to Other Persons. The Company acknowledges that any Bank may deliver copies of any financial statements and other documents delivered to such Bank, and disclose any other information disclosed to such Bank, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to (i) such of the Bank's directors, officers, employees, agents and professional consultants as may require such information in the performance of their respective duties, (ii) any Person to which such Bank offers to assign any Note or any part thereof if (a) such disclosure has been previously approved by the Company, or (b) such disclosure is not of information previously designated by the Company as "privileged" or "confidential", (iii) any federal or state regulatory authority having jurisdiction over such Bank, or (iv) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such Bank, (b) in response to any subpoena or other legal process or (c) in connection with any litigation to which such Bank is a party; provided, however, that such Bank, to the extent legally permitted to do so, will use its best efforts to notify the Company prior to any disclosure of information contemplated by this subparagraph (iv) and will use its best efforts to give the Company the opportunity to object to any such disclosure; provided, further, that the foregoing proviso shall not require such Bank to withhold such information where such withholding would subject such Bank to civil or criminal liabilities or penalties, as determined by such Bank in its discretion.

         Section 12.10 Execution and Effective Date. This Agreement may be executed in any number of counterparts, and any party hereto may execute the said Agreement by signing any such counterpart. The Company shall deliver one such executed counterpart to Agent Bank and each Bank shall deliver one such executed counterpart to the Agent Bank for further delivery to the Company. This Agreement shall be effective as of the Effective Date.

         Section 12.11 Representation of Banks. Each Bank represents for itself only that it is acquiring the Notes to be acquired by it hereunder for its own account in the ordinary course of extending credit as a banking institution and not with a view to the distribution or resale thereof, subject, nevertheless, to any requirement of law that the disposition of the property of a Bank shall at all times be within its control.

         Section 12.12 Severability. Any provision of this Agreement or of the Notes which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 12.13 Entire Agreement. This Agreement and the Notes express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement, the Notes nor any term hereof or thereof may be changed, waived, discharged or terminated orally or in writing, except as provided in
Section 12.4 hereof.



                        [SIGNATURES ON FOLLOWING PAGES]

        [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                        DATED AS OF SEPTEMBER 27, 1995]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed.


                                          THE COMPANY:

                                          DELTA AIR LINES, INC.


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

                                          Attest:


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

                                          THE AGENT BANK:

                                          NATIONSBANK OF GEORGIA, N.A.,
                                            as Agent Bank and individually as
                                            a Bank


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

                                          THE BANKS:

                                          MANAGING AGENTS

                                          BANK OF AMERICA, NATIONAL
                                            TRUST AND SAVINGS ASSOCIATION


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

                                          THE CHASE MANHATTAN BANK, N.A.


                                          By:
                                             -----------------------------------

                                          Title:
                                                --------------------------------

        [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                        DATED AS OF SEPTEMBER 27, 1995]

                                          CITICORP USA, INC.


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

                                          CIBC INC.


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

                                          ROYAL BANK OF CANADA


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

                                          CO-AGENTS

                                          CREDIT SUISSE


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

                                          THE INDUSTRIAL BANK OF JAPAN,
                                            LIMITED, ATLANTA AGENCY


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

                                          LTCB TRUST COMPANY


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

        [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                        DATED AS OF SEPTEMBER 27, 1995]

                                          MITSUBISHI TRUST & BANKING
                                            CORPORATION


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

                                          NATIONAL WESTMINSTER BANK PLC


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------


                                          TRUST COMPANY BANK


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

                                          PARTICIPANTS

                                          THE BANK OF TOKYO TRUST
                                            COMPANY


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

                                          BAYERISCHE VEREINSBANK AG
                                          New York Branch

                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

                                          CHEMICAL BANK


                                          By:
                                             -----------------------------------

                                          Title:
                                                --------------------------------

        [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                        DATED AS OF SEPTEMBER 27, 1995]

                                          KREDIETBANK N.V.


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

                                          MORGAN GUARANTY TRUST
                                            COMPANY OF NEW YORK


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------


                                          NBD BANK


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

                                          WACHOVIA BANK OF GEORGIA, N.A.


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

                                          THE SANWA BANK, LIMITED


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

                                          THE BANK OF NEW YORK


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

        [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                        DATED AS OF SEPTEMBER 27, 1995]

                                          BANK OF MONTREAL


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

                                          THE BANK OF NOVA SCOTIA


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

                                          CREDIT LYONNAIS CAYMAN
                                            ISLANDS BRANCH


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------


                                          THE DAI-ICHI KANGYO BANK, LTD.


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

                                          THE FUJI BANK


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------


                                          THE MITSUBISHI BANK, LIMITED


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

        [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                        DATED AS OF SEPTEMBER 27, 1995]


                                          THE NORTHERN TRUST COMPANY


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

                                          PNC BANK, NATIONAL ASSOCIATION


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

                                          THE SUMITOMO BANK, LIMITED,
                                            ATLANTA AGENCY


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------



                                          THE TOKAI BANK, LTD.


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

                                          THE TOYO TRUST & BANKING
                                            CO., LTD.


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

                                          STAR BANK, N.A.


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

                                  EXHIBIT A-1


                            FORM OF SYNDICATED NOTE



$_________________
                                                              ____________, ____


       FOR VALUE RECEIVED, DELTA AIR LINES, INC., a Delaware corporation (the "Maker"), promises to pay to the order of ___________________________________
(together with any successor and assign thereof or any subsequent holder hereof referred to herein as the "Holder") the lesser of (a) __________________ __________________ Dollars in lawful money of the United States or (b) the aggregate unpaid principal amount of all Syndicated Loans which are still outstanding and which were made to the Maker by the Holder pursuant to that certain Second Amended and Restated Credit Agreement dated as of September 27, 1995 (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"; terms used herein and not defined herein have their respective defined meanings as set forth in the Credit Agreement) by and among the Maker, the Banks set forth therein and NationsBank of Georgia, National Association, as Agent Bank, at the Main Office of the Agent Bank, or at such other place as is otherwise specified in the Credit Agreement. The Company shall repay the principal amount of this Note on the Termination Date. The outstanding principal amount hereof shall bear interest at the rates and shall be payable at the times set forth in the Credit Agreement.

       Any payment of principal or interest which is not paid when due, as herein provided, shall bear interest (to the extent permitted by law) at that rate which is one-quarter of one percent (1/4%) above the Base Rate in effect on each respective day thereafter until paid in full and such interest shall be payable on demand.

       This Note is one of the Syndicated Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement. To the extent provided in the Credit Agreement, this Note is subject to voluntary prepayment, in whole or in part, without premium or penalty.

       Upon the occurrence of an Event of Default, the aggregate unpaid principal amount of all Syndicated Loans evidenced hereby which are still outstanding and accrued interest thereon may become due and payable in the manner and with the effect provided in the Credit Agreement.

       Time is of the essence of this Note, and in case this Note is not paid when due, and is subsequently collected by law or through an attorney at law, or under advice therefrom, the Maker agrees to pay all costs of collection incurred by the Holder including, without limitation, the reasonable fees and disbursements of counsel to the Holder.





                                    A-1-1

       The undersigned and all endorsers or other parties to this Note hereby waive presentment, demand for payment, protest and notice of nonpayment.

       IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Note as of the date first written above.

                                      DELTA AIR LINES, INC.

(CORPORATE SEAL)

                                      By:
                                         ------------------------------------
                                         Title:
                                               -----------------------------



                               [Reverse of Note]

           Advance                                        Payment
           -------                                        -------
Date                   Loan Amount           Principal               Interest
----                   -----------           ---------               --------





                                    A-1-2

                                  EXHIBIT A-2


                          FORM OF COMPETITIVE BID NOTE



                                        ____________, ____


       FOR VALUE RECEIVED, DELTA AIR LINES, INC., a Delaware corporation (the "Maker"), promises to pay to the order of _______________________________
(together with any successor and assign thereof or any subsequent holder hereof referred to herein as the "Holder") the aggregate unpaid principal amount of all Competitive Bid Loans which are still outstanding and which were made to the Maker by the Holder pursuant to that certain Second Amended and Restated Credit Agreement dated as of September 27, 1995 (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"; terms used herein and not defined herein have their respective defined meanings as set forth in the Credit Agreement) by and among the Maker, the Banks set forth therein and NationsBank of Georgia, National Association, as Agent Bank, at the Main Office of the Agent Bank, or at such other place as is otherwise specified in the Credit Agreement on the Termination Date or such earlier date as may be required pursuant to the terms of the Credit Agreement. The Company agrees to pay interest on the unpaid principal amount hereof on the dates and at the rates as agreed to by the Maker and the Holder pursuant to the terms of the Credit Agreement.

       Any payment of principal or interest which is not paid when due, as herein provided, shall bear interest (to the extent permitted by law) at that rate which is one-quarter of one percent (1/4%) above the Base Rate in effect on each respective day thereafter until paid in full and such interest shall be payable on demand.

       This Note is one of the Competitive Bid Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement.

       Upon the occurrence of an Event of Default, the aggregate unpaid principal amount of all Competitive Bid Loans evidenced hereby which are still outstanding and accrued interest thereon may become due and payable in the manner and with the effect provided in the Credit Agreement.

       Time is of the essence of this Note, and in case this Note is not paid when due, and is subsequently collected by law or through an attorney at law, or under advice therefrom, the Maker agrees to pay all costs of collection incurred by the Holder including, without limitation, the reasonable fees and disbursements of counsel to the Holder.





                                   A-2-1

       The undersigned and all endorsers or other parties to this Note hereby waive presentment, demand for payment, protest and notice of nonpayment.

       IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Note as of the date first written above.

                                        DELTA AIR LINES, INC.

(CORPORATE SEAL)

                                        By:
                                           ---------------------------------
                                           Title:
                                                 ---------------------------





                               [Reverse of Note]

           Advance                                      Payment
           -------                                      -------
Date                   Loan Amount         Principal               Interest
----                   -----------         ---------               --------





                                    A-2-2

                                   EXHIBIT B



                     FORM OF NOTICE OF INCREASED COMMITMENT


                                                                          [Date]


NationsBank of Georgia,
  National Association, as Agent Bank
600 Peachtree Street, 21st Floor
Atlanta, Georgia 30303

Attention:  Douglas J. Wallace, Vice President

Ladies and Gentlemen:

       Reference is made to that certain Second Amended and Restated Credit Agreement dated as of September 27, 1995 (the "Credit Agreement") by and among Delta Air Lines, Inc. (the "Company"), the Banks party thereto and NationsBank of Georgia, National Association, as Agent Bank. Terms used herein and not defined herein have their respective defined meanings as set forth in the Credit Agreement.

       1. Pursuant to Section 2.3(b)(i) of the Credit Agreement, the Company and the undersigned Bank hereby notify the Agent Bank that the Company and such Bank propose to increase such Bank's Commitment under the Credit Agreement from $_____________ to $___________. Such proposed increase shall be effective on the later of (a) the date the Agent Bank and, if applicable, the Majority Banks, consent to such increase and (b) ______________, ____.

       2. [If proposed increase results in an increase of the Total Commitments of the Banks from that which exists on the Effective Date of $250,000,000 or less - Pursuant to Section 2.3(a) of the Credit Agreement, the consent of the Agent Bank is necessary for the proposed increase in such Bank's Commitment. If the Agent Bank so consents, kindly indicate such consent by signing at the space provided below.]

       [If proposed increase results in an increase of the Total Commitments of the Banks from that which exists on the Effective Date of between $250,000,000 and $500,000,000- Pursuant to Section 2.3(a) of the Credit Agreement, the consent of the Agent Bank and Majority Banks is necessary for the proposed increase in such Bank's Commitment. The Company and the undersigned Bank request that: (a) the Agent Bank consent to such proposed increase and (b) the Agent Bank promptly poll the other Banks to determine whether the Majority Banks consent to such increase.]

                                     Very truly yours,

                                     DELTA AIR LINES, INC.



                                     By:
                                        ---------------------------------------
                                           Title:
                                                 ------------------------------


                                     [RELEVANT BANK]



                                     By:
                                        ---------------------------------------
                                           Title:
                                                 ------------------------------


         The Agent Bank hereby consents to the above-described increase in the Commitment of [Insert Bank] under the Credit Agreement [and confirms that the Majority Banks also consent thereto].

                                     NATIONSBANK OF GEORGIA,
                                       NATIONAL ASSOCIATION, as Agent Bank


                                     By:
                                        ---------------------------------------
                                           Title:
                                                 ------------------------------

                                  EXHIBIT C-1

            FORM OF NOTICE AND AGREEMENT REGARDING ADDITION OF BANK

                                                                          [Date]


NationsBank of Georgia,
  National Association, as Agent Bank
600 Peachtree Street, 21st Floor
Atlanta, Georgia 30303
Attention:  Douglas J. Wallace, Vice President

Delta Air Lines, Inc.
Administrative Center
Hartsfield Atlanta International Airport
Atlanta, Georgia 30320
Attention:  James H. Sanregret, Treasurer

Ladies and Gentlemen:

       Reference is made to that certain Second Amended and Restated Credit Agreement dated as of September 27, 1995 (the "Credit Agreement") by and among Delta Air Lines, Inc. (the "Company"), the Banks party thereto and NationsBank of Georgia, National Association, as Agent Bank. Terms used herein and not defined herein have their respective defined meanings as set forth in the Credit Agreement.

       1. Pursuant to Section [2.3(c)] [3.14.3] of the Credit Agreement, the undersigned hereby requests that it become a Bank under the Credit Agreement. The proposed Commitment of the undersigned as a Bank under the Credit Agreement would equal $________________. [For 2.3(c) additions only - The undersigned proposes that the undersigned shall become a Bank under the Credit Agreement on the later of (a) the date the Agent Bank and the Company and, if applicable, the Majority Banks consent to such increase and (b) ____________, ____ (the "Effective Date").] [For 3.14.3 additions only - later of consent by the Company and the Agent Bank and ___________________ (the "Effective Date").]

       2. Upon the Effective Date, the undersigned hereby assumes all of the obligations of a Bank having a Commitment of $______________ under the Credit Agreement as if the undersigned were an original Bank and signatory under the Credit Agreement including, but not limited to, the obligation of a Bank to make advances to the Company thereunder and to reimburse the Agent Bank, for the account of the Letter of Credit Banks, for Drawings under Letters of Credit to the extent of its Commitment, and to indemnify the Agent Bank as provided therein. In this connection, the undersigned hereby represents that it has received and reviewed a copy of the Credit Agreement and





                                    C-1-1
hereby ratifies and approves all of the terms and conditions of the Credit Agreement and the other documents executed and delivered in connection therewith.

       3. For purposes of delivering any notice to the undersigned as a Bank under the Credit Agreement, the following sets forth the address of the undersigned for such purpose:

                         ___________________________
                         ___________________________
                         ___________________________
                         Telecopy No. ______________
                         Attention:_________________

       4. The undersigned acknowledges that it has, independently and without reliance upon the Agent Bank, or on any affiliate or subsidiary thereof, or any other Bank and based on the financial statements supplied by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to become a Bank under the Credit Agreement. The undersigned also acknowledges that it will, independently and without reliance upon the Agent Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or its respective Note. The Agent Bank shall have no duty or responsibility, either initially or on a continuing basis, to provide the undersigned with any credit or other information with respect to the Company or to notify the undersigned of any Event of Default except as provided in Section 11.5 of the Credit Agreement. The undersigned has not relied on the Agent Bank as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder.

       5. This letter agreement shall not be binding against the undersigned unless and until the Company and the Agent Bank have executed their consent to the foregoing at the space provided below.

       6. THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

       7. This letter agreement may be executed in any number of counterparts each of which, when taken together, shall constitute one and the same agreement.

       8. [For 2.3(c) additions only - If proposed addition of Bank results in an increase of the Total Commitments of the Banks from that which exists on the Effective Date of $250,000,000 or less - Pursuant to Section 2.3(a) and (c) of the Credit Agreement, the consent of the Agent Bank and the Company is necessary for the undersigned to become a Bank under the Credit Agreement. If the Agent Bank and the




                                    C-1-2

Company so consent, kindly indicate such consent by signing at the spaces provided below.]

       [If proposed addition of Bank results in an increase of the Total Commitments of the Banks from that which exists on the Effective Date of between $250,000,000 and $500,000,000 - Pursuant to Section 2.3(a) and (c) of the Credit Agreement, the consent of the Agent Bank, the Company and Majority Banks is necessary for the undersigned to become a Bank under the Credit Agreement. The undersigned requests that: (a) the Agent Bank and the Company consent to the undersigned becoming a Bank under the Credit Agreement and (b) the Agent Bank promptly poll the other Banks to determine whether the Majority Banks consent to the undersigned becoming a Bank under the Credit Agreement. If the Company and the Agent Bank so consent, kindly indicate such consent by signing at the spaces provided below.]

                                       Very truly yours,

                                       [FINANCIAL INSTITUTION]



                                       By:
                                          -------------------------------------
                                          Title:
                                                -------------------------------




         The Company hereby agrees that, on the Effective Date, _____________ ("_______________") shall be a Bank under the Credit Agreement having a Commitment equal to $________________ pursuant to the terms and conditions set forth above. The Company agrees that _____________________ shall have all of the rights and remedies of a Bank under the Credit Agreement as if ___________________ were an original Bank and signatory under the Credit Agreement including, but not limited to, the right of a Bank to receive payments of principal and interest with respect to the Loans made by the Banks and to receive the commitment and other fees payable to the Banks as provided in the Credit Agreement. Further, ____________________ shall be entitled to the indemnification provisions from the Company in favor of the Banks as provided in the Credit Agreement. The Company further agrees, on the Effective Date, to execute in favor of _________________________ a promissory note in substantially the form of Exhibit A-1 to the Credit Agreement in the face amount of ___________________'s Commitment.

                                       DELTA AIR LINES, INC.


                                       By:
                                          -------------------------------------
                                          Title:
                                                -------------------------------






                                    C-1-3

         The Agent Bank hereby consents to __________________ becoming a Bank under the Credit Agreement pursuant to the foregoing terms and conditions [and confirms that the Majority Banks also consent thereto].

                                    NATIONSBANK OF GEORGIA,
                                      NATIONAL ASSOCIATION, as Agent
                                      Bank



                                    By:
                                       ----------------------------------------
                                       Title:
                                             ----------------------------------





                                    C-1-4

                                  EXHIBIT C-2

                       FORM OF AGREEMENT OF EXISTING BANK
                            TO REPLACE REPLACED BANK

NationsBank of Georgia,
  National Association, as Agent Bank
600 Peachtree Street, 21st Floor
Atlanta, Georgia 30303

Attention:  Douglas J. Wallace, Vice President

Ladies and Gentlemen:

       Reference is made to that certain Second Amended and Restated Credit Agreement dated as of September 27, 1995 (the "Credit Agreement") by and among Delta Air Lines, Inc. (the "Company"), the Banks party thereto and NationsBank of Georgia, National Association, as Agent Bank. Terms used herein and not defined herein have their respective defined meanings as set forth in the Credit Agreement.

       Pursuant to Section 3.14.3 of the Credit Agreement, the undersigned Bank (the "Existing Bank") hereby agrees to assume [$____________] of the obligations and Commitment of ____________________________ (the "Replaced Bank") under the Credit Agreement. Accordingly, the Commitment of the Existing Bank shall be increased from $_______________ to $________________. Except for the increase in the Commitment contemplated hereby, the Existing Bank shall continue to have all of the rights, remedies, duties and obligations of a Bank under the Credit Agreement.

                                      Very truly yours,

                                      [EXISTING BANK]

                                      By:
                                         --------------------------------------
                                         Title:
                                               --------------------------------

         The Agent Bank hereby consents to the above-described increase in the Commitment of [Insert Bank] under the Credit Agreement.

                                      NATIONSBANK OF GEORGIA,
                                        NATIONAL ASSOCIATION, as Agent Bank

                                      By:
                                         --------------------------------------
                                         Title:
                                               --------------------------------



                                    C-2-1

                                   EXHIBIT D

                  FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of __________, ____ by and among __________________ (the "Assignor"), ____________ (the
"Assignee"), DELTA AIR LINES, INC. (the "Company") and NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION, as Agent Bank.

         WHEREAS, the Assignor is a Bank under that certain Second Amended and Restated Credit Agreement dated as of September 27, 1995 (the "Credit Agreement"; terms used herein and not defined herein have their respective defined meanings as set forth in the Credit Agreement) by and among the Company, the Banks named therein and the Agent Bank;

         WHEREAS, the Assignor desires to assign to the Assignee (a) [all] [a portion] of the Loans made by the Assignor to the Company under the Credit Agreement, (b) [all] [a portion] of the Assignor's obligation to reimburse the Agent Bank, for the account of the Letter of Credit Banks, for drawings under Letters of Credit, and (c) [all] [a portion] of the Assignor's Commitment under the Credit Agreement, all on the terms and conditions set forth herein;

         WHEREAS, the Company and the Agent Bank consent to such assignment on the terms and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

         1. Subject to the terms and conditions of this Agreement, the Assignor hereby irrevocably transfers and assigns to the Assignee, without recourse, [all of the Assignor's right title and interest in and to] [an undivided _____ ____________ percent interest in] all Loans made by the Assignor to the Company under the Credit Agreement] [a principal amount of Syndicated Loans made by the Assignor to the Company under the Credit Agreement equal to $______________ [and a principal amount of Competitive Bid Loans made by the Assignor to the Company under the Credit Agreement equal to $____________]] (such Loans herein referred to as the "Assigned Loans") together with all rights of the Assignor to receive all payments of principal and interest from the Company with respect to such Assigned Loans and all rights of collection and enforcement the Assignor may have against the Company with respect to such Assigned Loans. Further, but subject to the terms and conditions set forth herein, the Assignor hereby irrevocably transfers and assigns to the Assignee [all of the Assignor's] [$___________ of the Assignor's] Commitment under the Credit Agreement (the "Assigned Commitment") including all voting rights of the Assignor associated with such amount of Assigned Commitment, all rights to receive all commitment and other fees with respect to such Assigned Commitment and other rights of the Assignor under the Credit Agreement with respect to such amount of Assigned Commitment, all as if the Assignee were an original Bank and signatory under the Credit Agreement having a Commitment equal to the Assigned Commitment. The Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of the Assignor with respect to the Assigned Commitment as if the Assignee were an original Bank and signatory under the Credit Agreement having a Commitment equal to the Assigned Commitment including, but not limited to, the obligation of the Assignor to make advances to the Company with respect to the Assigned Commitment, to reimburse the Agent Bank, for the account of the Letter of Credit Banks, for drawings under any Letter of Credit and to indemnify the Agent Bank as provided therein. The Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Loans or the Assigned Commitment.

         2. The Assignor hereby represents and warrants to the Assignee that: (a) the Assignor is a Bank under the Credit Agreement having a Commitment under the Credit Agreement immediately prior to the effectiveness of this Agreement equal to $________ and that the Assignor is not in default of its obligations under the Credit Agreement; (b) immediately prior to the effectiveness of this Agreement, the Assignor held $___________ in principal amount of Syndicated Loans and $_______________ in principal amount of Competitive Bid Loans outstanding and owing by the Company to the Assignor; and
(c) immediately prior to the effectiveness of this Agreement, there was $___________ aggregate face amount of Letters of Credit outstanding under the Credit Agreement.

         3. The Assigned Loans and Reimbursement Obligations shall be without recourse to the Assignor. The Assignee acknowledges and agrees that, except as provided in paragraph 2 above, the Assignor is making no representations or warranties with respect to, and the Assignee hereby releases and discharges the Assignor for any responsibility or liability for: (i) the present or future solvency or financial condition of the Company, (ii) any representations, warranties, statements or information made or furnished by the Company in connection with the Credit Agreement or otherwise, (iii) the validity, efficacy, sufficiency, or enforceability of the Credit Agreement or any document or instrument executed in connection therewith, or the collectibility of the Assigned Loans and Reimbursement Obligations, (iv) the perfection, priority or validity of any lien, security interest or pledge with respect to any collateral at any time securing the obligations of the Company under the Credit Agreement or the Assigned Loans under the Notes or the Credit Agreement and (v) the performance or failure to perform by the Company of any obligation under the Credit Agreement or any document or instrument executed in connection therewith.

         Further, the Assignee acknowledges that it has, independently and without reliance upon the Agent Bank, or on any affiliate or subsidiary thereof, the Assignor or any other Bank and based on the financial statements supplied by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to become a Bank under the Credit Agreement. The undersigned also acknowledges that it will, independently and without reliance upon the Agent Bank, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or its respective Note(s). The Agent Bank shall have no duty or responsibility, either initially or on a continuing basis, to provide the Assignee with any credit or other information with respect to the Company or to notify the Assignee of any Event of Default except as provided in Section

11.5 of the Credit Agreement. The Assignee has not relied on the Agent Bank, the Assignor or any other Bank as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder.

         4. Upon the execution and delivery of this Agreement, the Assignee shall deliver to the Assignor by wire transfer of immediately available funds $_____________. [Insert amounts owing with respect to assigned Loans, etc.] [Other consideration/adjustments].

         5. The Company hereby agrees that the Assignee shall be a Bank under the Credit Agreement having a Commitment equal to the Assigned Commitment. The Company agrees that the Assignee shall have all of the rights and remedies of a Bank under the Credit Agreement as if the Assignee were an original Bank and signatory under the Credit Agreement including, but not limited to, the right of a Bank to receive payments of principal and interest with respect to the Assigned Loans, if any, and to the Syndicated Loans made by the Banks after the date hereof and to receive the commitment and other fees payable to the Banks as provided in the Credit Agreement. Further, the Assignee shall be entitled to the indemnification provisions from the Company in favor of the Banks as provided in the Credit Agreement. The Company further agrees, upon the execution and delivery of this Agreement, to execute in favor of the Assignee a promissory note in substantially the form of Exhibit A-1 to the Credit Agreement in the face amount of the Assigned Commitment and a promissory note in substantially the form of Exhibit A-2 to the Credit Agreement to evidence any Competitive Bid Loans. Further, the Company agrees that, upon the execution and delivery of this Agreement, the Company shall owe the Assigned Loans to the Assignee as if the Assignee were the Bank originally making such Loans.

         6. For purposes of delivering any notice to the Assignee as a Bank under the Credit Agreement, the following sets forth the address of the Assignee for such purpose:

                           ________________________
                           ________________________
                           ________________________
                           Telecopy No. ___________
                           Attention:______________

         7. The Agent Bank hereby consents to the assignment and assumption contemplated herein and agrees to notify the Banks of such assignment.

         8. The Assignor agrees to pay the Agent Bank a servicing fee equal to $2,500 immediately upon the execution and delivery of this Agreement.

         9. This Agreement, and the assignment and assumption contemplated herein, shall not be effective until (a) this Agreement is signed by each of the Assignor, the Assignee, the Company and the Agent Bank; (b) the payment to the Assignor of the amounts owing by the Assignee pursuant to paragraph 4 hereof; and (c) the payment to the Agent Bank of the fee owing to the Agent Bank pursuant to paragraph 8 hereof.

         10. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

         11. This Agreement may be executed in any number of counterparts each of which, when taken together, shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment and Assumption Agreement as of the date and year first written above.

                                        THE ASSIGNOR:

                                        ------------------------------------


                                        By:
                                           ---------------------------------
                                           Title:
                                                 ---------------------------

                                        THE ASSIGNEE:

                                        ------------------------------------

                                        By:
                                           ---------------------------------
                                           Title:
                                                 ---------------------------

                                        THE COMPANY:

                                        DELTA AIR LINES, INC.


                                        By:
                                           ---------------------------------
                                           Title:
                                                 ---------------------------

                                        THE AGENT BANK:

                                        NATIONSBANK OF GEORGIA,
                                          NATIONAL ASSOCIATION, as Agent
                                          Bank

                                        By:
                                           ---------------------------------
                                           Title:
                                                 ---------------------------

                                   EXHIBIT E

                   FORM OF COMPETITIVE BID QUOTE CONFIRMATION


TO:                Delta Air Lines, Inc.

ATTENTION:
                   -------------------------------

RE:                Competitive Bid Quote to Delta Air Lines, Inc. (the
                   "Company")


         This Competitive Bid Quote is given in accordance with Section 3.3(c) of that certain Second Amended and Restated Credit Agreement dated as of September 27, 1995 (as modified and supplemented and in effect from time to time, the "Credit Agreement") by and among the Company, the Banks named therein and NationsBank of Georgia, National Association, as Agent Bank. Terms used herein and not defined herein have their respective defined meanings as set forth in the Credit Agreement.

         In response to the Company's request for offers to make Competitive Bid Loans dated _____________, ____, we hereby make the following Competitive Bid Quote(s) on the following terms:

         1.      Quoting Bank:
                              --------------------------------------------------

         2.      Person to contact at Quoting Bank:
                                                   -----------------------------

         3. We hereby offer to make Competitive Bid Loans(s) in the following principal amount(s), for the following Interest Period(s) and at the following rate(s):


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

    BORROWING        QUOTATION      AMOUNT(2)      INTEREST          RATE
      DATE             DATE(1)                      PERIOD(3)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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         We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate(s) us to make the Competitive Bid Loan(s) for which any offer(s) (is/are) accepted, in whole or in part.

                                   Very truly yours,

                                   [NAME OF BANK]


                                   By:
                                      ----------------------------------------


Dated:
       -------------, ----








------------------------------
(1)   As specified in the related Competitive Bid Quote Request.

(2) The principal amount bid for each Interest Period may not exceed the principal amount requested. Bids must be made for at least $10,000,000 or a larger multiple of $1,000,000.

(3) A period of up to 180 days after the making of such Competitive Bid Loan, as specified in the related Competitive Bid Quote Request.

                                   EXHIBIT F

                  FORM OF ACCEPTANCE OF COMPETITIVE BID QUOTES


                             DELTA AIR LINES, INC.


   NAME OF BANK                   RATE QUOTE                AMOUNT ALLOCATED









                                       DELTA AIR LINES, INC.


                                       By:
                                          ------------------------------------
                                       Title:
                                             ---------------------------------

                                  SCHEDULE I


    FUNDED DEBT *

    1.     8.25% Notes due May 15, 1996

    2.     7.55%-9.15% Notes with maturities ranging from 1997 to 2007

    3.     9-7/8% Notes due January 1, 1998

    4.     9-7/8% Notes due May 15, 2000

    5.     8-1/2% Notes due March 15, 2002

    6. 7.26-8.10% Guaranteed Serial ESOP Notes, payable in installments through 2009

    7.     10-1/8% Debentures due May 15, 2010

    8.     10-3/8% Debentures due February 1, 2011

    9.     9.00% Debentures due May 15, 2016

    10.    9-3/4% Debentures due May 15, 2021

    11.    9-1/4% Debentures due March 15, 2022

    12.    10-3/8% Debentures due December 15, 2022

    13. Development Authority of Fulton County Loan Agreement dated September 1, 1992

    14.    Development Authority of Clayton County Loan Agreement dated July 1,
           1979

    15. Development Authority of Clayton County Loan Agreement dated January 1, 1988

    16.    Capital Leases:

           (a) Forty B737-200 Aircraft Leases

           (b) Nine Western Air Lines Aircraft Leases (4 B737-200; 3 B737-300 and 2 B727-200)


    * ALL OF WHICH IS UNSECURED EXCEPT ITEM 16(b).

    SECURED OBLIGATIONS

    1.     UT Finance Corporation Loan Agreement Dated April 29, 1988

    2.     UT Finance Corporation Loan Agreement Dated July 18, 1988

    3. $96,500,000 The Port Authority of NY and NJ Special Project Bonds, Series I (Delta Air Lines, Inc. Project)

    4. Nine Western Air Lines Capital Leases (4 B737-200; 3 B737-300 and 2 B727-200)

    5. SATO Guaranty (pledge of Company's government receivables to provide collateral for SATO credit agreement)

                                  SCHEDULE II

                     SUBSIDIARIES OF DELTA AIR LINES, INC.


    Aero Assurance Ltd. (formerly DELTACAP, Ltd.)

    Crown Rooms, Inc.

    Crown Rooms of Texas, Inc.

    DAL Foreign Sales, Inc.

    DAL Moscow, Inc.

    Delta Air Lines and Pan American World Airways
       Unterstutzungkasse GmbH

    Delta Air Lines Funding Corporation

    Delta Air Lines Holdings, Inc.

    DeltaTel, Inc.

    Delta Staffing Services, Inc.

    Delta Ventures III, Inc.

    Deltair U.K. Investments Limited

    Epsilon Trading, Inc.

    Lesteris Limited

                                  SCHEDULE III

                              GUARANTY LIABILITIES


Regional Airports Improvement Corporation 11-1/4% Facilities Sublease Revenue Bonds, Issue of 1985 Western Air Lines, Inc. (Los Angeles International Airport) ($94,260), including any refinancing(s) thereof provided that (a) the outstanding principal amount of these Bonds and the interest rate applicable thereto are not increased, and (b) the maturity date of these Bonds remains unchanged. As of June 30, 1995, the outstanding principal amount of these Bonds was $94,260,000.

SATO Guaranty (Company's allocable share of $25 million SATO revolving credit facility; used by SATO to advance payments to participating airlines on government receivables)